Exhibit 4.24

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [***] HAS BEEN EXCLUDED. SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Execution Version

INDENTURE

between

DIVERSIFIED ABS LLC,

as Issuer

and

UMB BANK, N.A.,

as Indenture Trustee and Securities Intermediary

Dated as of November 13, 2019

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SCHEDULE A	–	Schedule of Assets
SCHEDULE B	–	Scheduled Principal Distribution Amounts
SCHEDULE 3.3	–	Schedule of Legal Proceedings and Orders
SCHEDULE 3.4(b)	–	Schedule of Compliance with Laws and Governmental Authorizations
SCHEDULE 3.7	–	Schedule of Employee Benefit Plans
EXHIBIT A	–	Form of Note
EXHIBIT B	–	Form of Transferor Certificate
EXHIBIT C	–	Form of Investment Letter
EXHIBIT D	–	Form of Statement to Noteholders

THIS INDENTURE dated as of November 13, 2019 (as it may be amended and supplemented from time to time, this “Indenture”) is between Diversified ABS LLC, a Pennsylvania limited liability company (the “Issuer”), and UMB Bank, N.A., a national banking association, as indenture trustee and not in its individual capacity (the “Indenture Trustee”) and as Securities Intermediary (as defined herein).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s 5.00% Notes and the Hedge Counterparties:

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee on the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes and the Hedge Counterparties, all of the Issuer’s right, title and interest, whether now or hereafter acquired, and wherever located, in and to (a) the Assets and all monies received thereon and in respect thereof after the Cutoff Date; (b) the Issuer Accounts and Hedge Collateral Accounts and all funds on deposit in, and “financial assets” (as such term is defined in the UCC as from time to time in effect), instruments, money, and other property credited to or on deposit in the Issuer Accounts and Hedge Collateral Accounts, from time to time, including the Liquidity Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); (d) the Management Services Agreement; (e) the Hedge Agreements; (f) each Joint Operating Agreement; (g) the Back-up Management Agreement; (h) the Separation Agreement; (i) the Plan of Division; (j) the Statement of Division; (k) the Holdings Pledge Agreement, (l) each other Basic Document to which it is a party and (m) all proceeds of any and all of the foregoing insofar as relating to the Assets and all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing insofar as relating to the Assets and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing insofar as relating to the Assets, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, general intangibles and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes and payments due to the Hedge Counterparties under the applicable Hedge Agreements (including any termination payments and any other amounts owed thereunder), equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes and each Hedge Counterparty, acknowledges such Grant, and accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1             Definitions.

Certain capitalized terms used in this Indenture shall have the respective meanings assigned to them in Part I of Appendix A attached hereto. All references herein to “the Indenture” or “this Indenture” are to this Indenture as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A. All references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits contained in or attached to this Indenture unless otherwise specified. All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Indenture.

ARTICLE II

THE NOTES

Section 2.1              Form.

(a)              The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A to this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers of the Issuer executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

(b)             The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.

(c)             Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

Section 2.2              Execution, Authentication and Delivery.

(a)              The Notes shall be executed on behalf of the Issuer by any of its authorized officers. The signature of any such authorized officer on the Notes may be manual or facsimile.

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(b)            Notes bearing the manual or facsimile signature of individuals who were at any time authorized officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

(c)             The Indenture Trustee shall upon receipt of an Issuer Order authenticate and deliver the Notes for original issue in an aggregate initial principal amount of $200,000,000. The aggregate principal amount of the Notes outstanding at any time may not exceed such amount except as provided in Section 2.6.

(d)             Each Note shall be dated the date of its authentication. Except as otherwise described in this paragraph, the Notes shall be issuable as registered Notes in minimum denominations of $1,000,000 and in integral multiples of $1,000 in excess thereof. Notwithstanding any other provision in this Indenture or the Note Purchase Agreement, transfers of ownership or beneficial interests or participations in the Notes shall not be recognized if the result of such a transfer or participation is the creation of ownership or beneficial ownership of such Note in a principal amount that is less than the minimum denominations set forth in this Section 2.2.

(e)             No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.3              [Reserved].

Section 2.4              Transfer Restrictions on Notes.

(a)            No transfer of any Note or any interest therein (including, without limitation, by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 2.4 (including the applicable legend to be set forth on the face of each Note as provided in the Exhibits to this Indenture). Any resale, pledge or other transfer of any of the Notes contrary to the restrictions set forth above and elsewhere in this Indenture shall be deemed void ab initio by the Issuer and Indenture Trustee.

(b)            Notwithstanding anything to the contrary contained herein, each Note and this Indenture may be amended or supplemented to modify the restrictions on and procedures for resale and other transfers of the Notes to reflect any change in applicable Law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally as determined by the Issuer. Each Noteholder shall, by its acceptance of such Note, have agreed to any such amendment or supplement.

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(c)            As of the date of this Indenture, the Notes have not been registered under the Securities Act and will not be listed on any exchange. No Note shall be transferred or assigned, and no interest in any Note shall be transferred or assigned, unless the Noteholder and the transferee or assignee, as applicable, comply with the terms and conditions of this Section 2.4. No transfer of a Note shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities Laws or is exempt from the registration requirements under the Securities Act and such state securities Laws. Except in a transfer to Diversified or by Diversified to an Affiliate thereof, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities Laws, in order to assure compliance with the Securities Act and such Laws, the Noteholder desiring to effect such transfer and such Noteholder’s prospective transferee shall each certify to the Issuer, the Indenture Trustee and Diversified in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit B (the “Transferor Certificate”) and Exhibit C (the “Investment Letter”). Each Noteholder desiring to effect such a transfer shall, by its acceptance of such Note, have agreed to indemnify the Issuer, the Indenture Trustee and Diversified (in any capacity) against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities Laws.

(d)            Subject to the other terms and provisions hereof, any Noteholder may at any time grant to any participant participations in all or part of the payments due to it, and its rights under this Indenture and the Note Purchase Agreement, in a minimum amount that is not less than the minimum denominations set forth in Section 2.2. No participant shall be entitled to receive any amount in excess of the amount the participating Noteholder would be entitled to receive hereunder or any of the other Basic Documents. In connection with any such transfer to a participant, such Noteholder, at its sole discretion but subject to Section 21 of the Note Purchase Agreement, shall be entitled to distribute to any participant any information furnished to such Noteholder pursuant to the Note Purchase Agreement or the Indenture so long as the participant holds a participation or similar interest in the obligation due to such Noteholder in respect of the Noteholder’s respective Note. Each Noteholder, by acceptance of a Note, acknowledges and agrees that any such participation will not alter or affect in any way whatsoever such Noteholder’s direct obligations hereunder or under the Note Purchase Agreement and that, other than as set forth in this Section 2.4(d), none of the Issuer, the Indenture Trustee, the Manager or any other Person shall have any obligation to have any communication or relationship whatsoever with any participant of such Noteholder in order to enforce the obligations of such Noteholder hereunder and under the Note Purchase Agreement. Each Noteholder shall provide prior written notice to the Issuer and Diversified in writing of the identity and interest of each participant upon any such participation. Such Noteholder shall provide the Issuer and Diversified with respect to each participant appropriately executed copies of the forms required by this Section 2.4 and Section 2.12 with respect to itself and the related participant, treating the participant as though it were a Noteholder, and including any amendments and resubmissions, (A) prior to or promptly after any such participation and (B) upon the occurrence of any event which would require the amendment or resubmission of any such form previously provided hereunder. Any participation shall be subject to the Noteholder’s compliance with, and causing the participant to comply with, the restrictions on transfer of Notes set forth herein as though a participant were a Noteholder, and the purchaser acknowledgements set forth herein, as though such participant were a Noteholder. Notwithstanding anything herein to the contrary, neither the Indenture Trustee nor the Note Registrar shall have any duty to monitor, record or register any participation in a Note or any transfer of such participation, and regardless of whether the Indenture Trustee or Note Registrar has knowledge of such a participation, the Indenture Trustee and the Note Registrar shall be entitled to deal solely with the Noteholders for all purposes under this Indenture.

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(e)            By acquiring a Note, each purchaser, transferee and owner of a beneficial interest in such Note will be deemed to represent that either (1) it is not acquiring the Notes with the assets of any Plan or (2) the acquisition and holding of such Notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law. Each Note will bear a legend reflecting such deemed representation.

Section 2.5              Registration; Registration of Transfer and Exchange.

(a)            The Issuer shall cause a note registrar (the “Note Registrar”) to keep a register (the “Note Register”) in which the Note Registrar shall provide for the registration of Notes and the registration of transfers of Notes. All Notes shall be maintained in “registered form” under Treasury Regulation Section 5f.103-1(c), proposed Treasury Regulation Section 1.163-5 and any applicable temporary, final or other successor regulations. The name and address of each Holder of the Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be recorded in such Note Register, together with the principal amount (and stated interest) of the Notes owing to the Holder of the Notes. Prior to due presentment for registration of transfer, the person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Note Registrar shall not be affected by any notice or knowledge to the contrary. No transfer shall be effective unless recorded in the Note Register. The Indenture Trustee initially shall be the Note Registrar for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

(b)            If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee and the Noteholders prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes; provided that, upon the reasonable request of any Noteholder, the Note Registrar and the Indenture Trustee shall provide a copy of such certificate to such Noteholder.

(c)            Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 4.2, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

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(d)            At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

(e)             All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(f)              Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements may include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP.

(g)             No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Note Registrar may require payment by such Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 9.4 not involving any transfer.

The preceding provisions of this Section 2.5 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of fifteen (15) days preceding the due date for any payment with respect to the Note. Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

Notwithstanding anything herein to the contrary, the Indenture Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code or any other applicable Law.

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Section 2.6              Mutilated, Destroyed, Lost or Stolen Notes.

(a)             If (i) any mutilated Note is surrendered to the Indenture Trustee or Note Registrar, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(b)            Upon the issuance of any replacement Note under this Section 2.6, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(c)             Every replacement Note issued pursuant to this Section 2.6 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(d)            The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.7       Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice or knowledge to the contrary.

Section 2.8       Payment of Principal and Interest; Defaulted Interest.

(a)            The Notes shall accrue interest during the related Interest Accrual Period at the Interest Rate, and such interest shall be payable on each Payment Date in accordance with the priorities set forth in Section 8.6. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(b)           The Issuer will pay interest on the Notes at the Interest Rate on each Payment Date on the principal amount of the Notes outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by wire transfer in immediately available funds to the account designated by such person or nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Final Scheduled Payment Date (and except for the Redemption Price or Change of Control Redemption Price, as applicable, for any Note called for redemption pursuant to Section 10.1) which shall be payable as provided below.

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(c)             Prior to the occurrence of an Event of Default and a declaration in accordance with Section 5.2 that the Notes have become immediately due and payable, the Outstanding Amount of the Notes shall be payable in full on the Final Scheduled Payment Date and, to the extent of funds available therefor, in installments on the Payment Dates (if any) preceding the Final Scheduled Payment Date, in the amounts and in accordance with the priorities set forth in Section 8.6(ii).

(d)             Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, and either (i) the Indenture Trustee (at the direction of the Majority Noteholders) or the Majority Noteholders have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 or (ii) such Event of Default arises as a result of an event set forth in Section 5.1(a)(iv) or (v). In such case, principal shall be paid in accordance with the priorities set forth in Section 8.6(ii). The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

(e)             If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the Interest Rate plus an additional rate of 2.00% per annum default rate, in any lawful manner. The Issuer may pay such defaulted interest to the persons who are Noteholders on a subsequent special record date, which date shall be at least five (5) Business Days prior to the Payment Date. The Issuer shall fix or cause to be fixed any such special record date and Payment Date, and, at least fifteen (15) days before any such special record date, the Issuer shall mail to each Noteholder a notice that states the special record date, the Payment Date and the amount of defaulted interest to be paid.

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Section 2.9       Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.9, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. To the extent any Rating Agency rates the Notes, the Indenture Trustee shall provide notice to each Rating Agency of all cancelled Notes.

Section 2.10     Release of Collateral. Subject to Section 12.1 and the terms of the Basic Documents, and other than any distribution to the Issuer pursuant to Section 8.6(i)(L), Section 8.6(ii)(F) or Section 8.7(d), the Indenture Trustee shall release property from the lien of this Indenture only in accordance with the terms of this Indenture and upon receipt of (i) an Issuer Request accompanied by an Officer’s Certificate of the Issuer stating that such release is permitted by the terms of this Indenture and that the conditions precedent to such release have been satisfied and (ii) in the event the Issuer requests a release of all or substantially all of the Collateral, a written consent to such release from the Hedge Counterparty.

Section 2.11    Definitive Notes. The Notes, upon original issuance, will be in the form of Definitive Notes. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

Section 2.12      Tax Treatment.

(a)            The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. Each Noteholder, by its acceptance of a Note, agrees to treat Notes (other than Notes held by any equity holder of the Issuer (including any entity whose separate existence from the Issuer or the equity holder of the Issuer is disregarded for federal income tax purposes), any other persons who are members of an “expanded group” or “modified expanded group” with the Issuer within the meaning of the Treasury Regulations under Section 385 of the Code, but only so long as such Notes are held by such person, or as otherwise required by law) for all purposes including federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

(b)           Each Noteholder, by its acceptance of a Note agrees to provide to the Person from whom it receives payments on the Notes (including the Paying Agent) the Noteholder Tax Identification Information and, upon request, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information.

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(c)             Each Noteholder, by its acceptance of a Note, agrees that the Indenture Trustee has the right to withhold any amounts (properly withholdable under Law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of Section 2.12(b).

Section 2.13    CUSIP Numbers. The Issuer shall obtain “CUSIP” numbers in connection with the Notes. The Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Issuer represents and warrants as of the Closing Date as follows:

Section 3.1        Organization and Good Standing.

The Issuer (i) is duly organized, validly existing, and in good standing under the Laws of the State of Pennsylvania and (ii) will be duly qualified in Kentucky, Ohio, Tennessee, Virginia and West Virginia within five (5) Business Days of the Closing Date, and (iii) has full power and authority under its Organizational Documents to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

Section 3.2        Authority; No Conflict.

(a)            The execution, delivery, and performance of this Indenture and the Basic Documents and the performance of the Contemplated Transactions have been duly and validly authorized in accordance with the Organizational Documents of the Issuer, as applicable.

(b)            This Indenture has been duly executed and delivered by the Issuer and all instruments executed and delivered by the Issuer at or in connection with the Closing have been duly executed and delivered by the Issuer.

(c)            This Indenture constitutes the legally valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and or other similar Laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).

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(d)              Neither the execution and delivery of this Indenture by the Issuer nor the consummation or performance of any of the Contemplated Transactions or Basic Documents by the Issuer shall, directly or indirectly (with or without notice or lapse of time or both):

   (i)       contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Issuer, as applicable, or (B) any resolution adopted by the board of directors, board of managers, stockholders, members, or partners of the Issuer, as applicable;

   (ii)       in any material respect, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to notification of or to challenge any of the Contemplated Transactions or Basic Documents, to terminate, accelerate, or modify any terms of, or to exercise any remedy or obtain any relief under, any Contract or agreement or any Law or Order to which the Issuer, or any of the Assets, may be subject;

   (iii)      in any material respect, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that relates to the Assets; or

   (iv)      result in the imposition or creation of any Encumbrance or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any Lease, Contract, note, bond, mortgage, indenture, license, or other material agreement with respect to any of the Assets, other than any Encumbrance or Lien arising in favor of the Indenture Trustee pursuant to the Basic Documents.

Section 3.3       Legal Proceedings; Orders. Except as set forth on Schedule 3.3 hereto, there is no pending Proceeding against the Issuer or any of its Affiliates (a) that relates to or may affect any of the Assets that could reasonably be expected to have a Material Adverse Effect; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise materially interfering with, any of the Contemplated Transactions or Basic Documents. To the Issuer’s Knowledge, (x) no Proceeding of the type referenced above has been Threatened, (y) there is no Order adversely affecting the use or ownership of the Assets to which the Issuer, or any of the Assets, is subject, and (z) there is no Order or Proceeding restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the Contemplated Transactions or Basic Documents or which could reasonably be expected to result in a material diminution of the benefits contemplated by this Indenture or the Contemplated Transactions or Basic Documents.

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Section 3.4        Compliance with Laws and Governmental Authorizations.

(a)             The Assets have been owned in all material respects in accordance with all Laws of all Governmental Bodies having or asserting jurisdiction relating to the ownership and operation thereof, including the production of Hydrocarbons attributable thereto.

(b)            Except as set forth on Schedule 3.4(b) hereto, to the Knowledge of the Diversified Parties, all necessary Governmental Authorizations with regard to the ownership of the Issuer’s interest in the Assets have been obtained and no violations exist or have been recorded in respect of such Governmental Authorizations.

(c)            Neither the Issuer nor its Affiliates have received any written notice of any violation of any Laws or of any Governmental Authorization in connection with the ownership of the Assets that has not been corrected or settled, and there are no Proceedings pending or, to the Issuer’s Knowledge, threatened that might result in any material modification, revocation, termination or suspension of any Governmental Authorization or which would require any material corrective or remedial action by the Issuer or any of its Affiliates.

Section 3.5       Title to Property; Leases. The Issuer has good and sufficient title to its properties that individually or in the aggregate are material, including all such properties purported to have been acquired by the Issuer from Diversified pursuant to the Separation Agreement, in each case free and clear of Liens other than Permitted Liens.

Section 3.6       Vesting of Title to the Wellbore Interests. Pursuant to the Asset Vesting Documents, title to the Wellbore Interests will vest in the Issuer, and the Issuer will have valid legal and beneficial title thereto, in each case subject to no prior Lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance, other than the Permitted Liens. Prior to the Separation, Diversified had valid legal and beneficial title to the Wellbore Interests and had not assigned to any Person any of its right, title or interest in any Wellbore Interests, other than any in connection with any Liens that are being released on or before the Closing Date or any Permitted Liens.

Section 3.7       Compliance with Leases. The Issuer is in compliance in all material respects with each Lease to the extent relating to an Asset, including all express and implied covenants thereunder. No material written demands or notices of default or non-compliance or dispute (including those received electronically) with respect to a Lease to the extent relating to an Asset have been issued to or received by the Issuer that remain uncured or outstanding.

Section 3.8     Material Indebtedness. The Issuer does not have any material Indebtedness other than Permitted Indebtedness.

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Section 3.9       Employee Benefit Plans. Except as set forth on Section 3.7 hereto, neither the Issuer nor, to the extent it would reasonably be expected to have a Material Adverse Effect, any ERISA Affiliate maintains or has ever maintained any Plans (including any Non-U.S. Plan) or has ever had any obligations to make any contribution to a Multiemployer Plan.

Section 3.10      Use of Proceeds; Margin Regulations. The Issuer will apply the proceeds of the sale of the Notes hereunder (i) to finance the acquisition of the Assets pursuant to the Separation Agreement, (ii) to fund the Liquidity Reserve Account, (iii) to pay transaction fees and expenses related to the issuance of the Notes, and (iv) for general limited liability company purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

Section 3.11      Existing Indebtedness; Future Liens.

(a)             The Issuer has no outstanding Indebtedness other than Permitted Indebtedness. There are no outstanding Liens on any property of the Issuer other than Permitted Liens.

(b)            Except for Permitted Liens, the Issuer has not agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c)            Other than the Basic Documents, the Issuer is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Issuer, any agreement relating thereto or any other agreement (including its charter or any other Organizational Document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Issuer.

Section 3.12      Foreign Assets Control Regulations, Etc.

(a)            Neither the Issuer nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears (or may in the future appear) on a State Sanctions List or (iii) to Issuer’s Knowledge, is a target of sanctions that have been imposed by the United Nations or the European Union.

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(b)             Neither the Issuer nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Issuer’s Knowledge, is under investigation by any Governmental Body for possible violation of any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)              No part of the proceeds from the sale of the Notes hereunder:

   (i)        constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Issuer or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws, or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

   (ii)       will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

   (iii)      will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)             The Issuer and its Affiliates have established procedures and controls which they reasonably believe are adequate (and otherwise comply with applicable Law) to ensure that the Issuer and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 3.13      Status under Certain Statutes. The Issuer is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 3.14      Single Purpose Entity. The Issuer (i) has been formed and organized solely for the purpose of entering into the Basic Documents to which it is a party, and performing its obligations thereunder (including entering into certain agreements in connection therewith), (ii) has not engaged in any business unrelated to clause (i) above, and (iii) does not have any other assets other than those related to its activities in accordance with clause (i) above.

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Section 3.15      Solvency. The Issuer is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. The Issuer does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due. The Issuer does not believe that it will be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Indenture, the Notes and the other Basic Documents to which it is a party. The Issuer does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Indenture, the Notes or the other Basic Documents to which it is a party.

Section 3.16     Security Interest. The Indenture, together with the Mortgages, creates in favor of the Indenture Trustee, as security for the payment of principal of and interest on, and any other amounts owing in respect of, the Notes and the Hedge Agreements (including any termination payments and any other amounts owed thereunder) and for the performance of the provisions of this Indenture, a security interest in or mortgage or deed of trust on all of the right, title, and interest, whether now owned or hereafter acquired, of the Issuer in, to, and under the Collateral. Upon the filing of the applicable UCC-1 financing statements and the Mortgages, all action has been taken as is necessary to perfect such security interest or mortgage or deed of trust, and such security interest, mortgage or deed of trust is of first priority.

ARTICLE IV

COVENANTS

Section 4.1     Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to and in accordance with Section 8.6, the Indenture Trustee shall distribute all amounts on deposit in the Collection Account and allocated for distribution to the Noteholders on a Payment Date pursuant to Article VIII hereof for the benefit of the Notes, to the Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

Section 4.2     Maintenance of Office or Agency. The Issuer will maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. Such office or agency will initially be at Corporate Trust Office of the Indenture Trustee, and the Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Indenture Trustee will give prompt written notice to the Issuer and, to the extent that any Rating Agency rates the Notes, each such Rating Agency of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands; provided, that the Indenture Trustee shall not be deemed an agent of the Issuer for service of process.

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Section 4.3      Money for Payments to Be Held on behalf of the Noteholders and Hedge Counterparties. All payments of amounts due and payable with respect to any Notes and Hedge Agreements that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.6 shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Notes and Hedge Agreements shall be paid over to the Issuer except as provided in Section 8.6.

Section 4.4     Compliance With Law. The Issuer will comply with all Laws and regulations to which it is subject (including ERISA, Environmental Laws, and the USA PATRIOT Act) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure compliance in all material respects with such Laws, ordinances or governmental rules or regulations and requirements to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations.

Section 4.5     Insurance. From and after the Closing Date, the Issuer will maintain (or cause to be maintained), with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, and, within sixty (60) days after the Closing Date, the Issuer shall cause the Indenture Trustee to be named as a loss payee or an additional insured. For the avoidance of doubt, any proceeds received by the Issuer or the Manager for the benefit of the Issuer with respect to any claim under such insurance policy shall be deemed to be Collections with respect to the Collection Period in which such proceeds are received and promptly deposited into the Collections Account.

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Section 4.6      No Change in Fiscal Year. Without the consent of the Majority Noteholders, the Issuer shall not (i) permit its fiscal year to end on a day other than December 31, (ii) change its method of determining fiscal quarters or make or permit any change in accounting policies or reporting practices, except as required by or in accordance with IFRS, or (iii) change its federal employer identification number, except, in each case, for any such changes that are not materially adverse to the Holders or the Hedge Counterparties.

Section 4.7     Payment of Taxes and Claims. The Issuer will file all U.S. federal and state and any other material Tax returns required to be filed in any jurisdiction and to pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Issuer; provided, that Issuer need not pay any such Tax, assessment, charge, levy or claim if the amount, applicability or validity thereof is contested in good faith by the Issuer.

Section 4.8     Existence. Subject to Section 4.17, the Issuer will at all times preserve and keep (i) its limited liability company existence in full force and effect and (ii) all foreign qualifications of the Issuer and all rights and franchises of the Issuer.

Section 4.9      Books and Records. The Issuer will maintain or cause to be maintained proper books of record and account in conformity with IFRS and all applicable requirements of any Governmental Body having legal or regulatory jurisdiction over the Issuer. The Issuer will keep or cause to be kept books, records and accounts that, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Issuer or one of its Affiliates has devised a system of internal accounting controls sufficient to provide reasonable assurances that the Issuer’s books, records, and accounts accurately reflect all transactions and dispositions of assets, and such a system shall be maintained.

Section 4.10    Performance of Material Agreements. From and after the Closing Date, the Issuer will at all times in all material respects (i) observe and perform all obligations, covenants and agreements to be performed by it under, and comply with all conditions under, each material agreement including each Lease to which it is or becomes a party in accordance with the terms thereof and (ii) subject to the terms of this Indenture, diligently exercise, enforce, defend and protect its rights under, and take any action required to collect any and all sums due to it under, each material agreement including each Lease to which it is or becomes a party.

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Section 4.11   Maintenance of Lien. From and after the Closing Date and for so long as the Notes and Hedge Agreements are outstanding, the Issuer will, at its expense, timely take or cause to be taken all action required to maintain and preserve the perfection and first priority of the Lien on the Collateral granted under this Indenture and the Mortgages (subject to Permitted Liens).

Section 4.12   Further Assurances. From time to time the Issuer will perform or cause to be performed any other act as required by Law and will execute or cause to be executed any and all further instruments that may be required by Law or reasonably necessary (or reasonably requested by the Indenture Trustee) in order to create, perfect and protect the Lien of the Indenture Trustee on or in the Collateral. The Issuer will promptly do, execute, acknowledge and deliver, or cause to be promptly done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, mortgages, assignments, transfers and assurances as the Indenture Trustee or any Noteholder may reasonably require for the creation, perfection and priority of the Liens being herein provided for (subject to Permitted Liens). The Issuer will pay or cause to be paid all filing, registration and recording Taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of this Indenture, and of any instrument of further assurance, and all federal or state stamp Taxes and other material Taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Indenture, the other Basic Documents and such instruments of further assurance.

Section 4.13   Use of Proceeds. The Issuer shall apply the proceeds of the sale of the Notes solely as provided in Section 3.10.

Section 4.14    Separateness.

(a)     The Issuer will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due and payable, except for expenses paid on its behalf pursuant to contractual arrangements providing for operating, maintenance or administrative services.

(b)     The Issuer will observe all limited liability company or organizational formalities, maintain books, records, financial statements and bank accounts separate from those of its Affiliates, except as permitted by this Indenture and the other Basic Documents. The Issuer’s assets will not be listed as assets on the financial statement of any other entity except as required by IFRS; provided, however, that appropriate notation shall be made on any consolidated statements to indicate its separateness from any Affiliates and to indicate that its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person except as otherwise contemplated by the Basic Documents.

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(c)     The Issuer will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate). The Issuer will conduct and operate its business and in its own name.

(d)     Other than as contemplated in the Joint Operating Agreement and the Agency Agreement, the Issuer will hold all of its assets in its own name and will not commingle its funds and other assets with those of any Affiliate.

(e)     The Issuer will not conduct the business of or act on behalf of any other Person (except as required by the Basic Documents).

(f)     The Issuer (i) will at all times have at least one (1) duly elected Independent manager or member and (ii) so long as the Notes and Hedge Agreements remain outstanding, shall not remove or replace any Independent manager or member without cause and only after providing the Indenture Trustee, each Noteholder and each Hedge Counterparty with no less than three (3) days’ prior written notice of (A) any proposed removal of such Independent manager or member, and (B) the identity of the proposed replacement, together with a certification that such replacement satisfies the requirements for an Independent manager or member in the organizational documents for the Issuer. The Issuer will not institute proceedings to be adjudicated bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against it, or file, or consent to, a petition seeking reorganization or relief under any applicable federal or state Law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Issuer or any substantial part of its property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take limited liability company action in furtherance of any such action without the affirmative vote of at least one (1) duly elected Independent manager or member; provided, however, irrespective of such affirmative vote, the occurrence of any of the foregoing is subject to Section 5.1(a)(iv), Section 5.1(a)(v), and any other terms herein or any of the Basic Documents.

(g)     The Issuer will be, and at all times will hold itself out to the public and all other Persons as, a legal entity separate and distinct from any other Person (including any Affiliate), correct any known misunderstanding regarding its status as a separate entity, conduct business solely in its own name, and not identify itself as a division of any of its Affiliates or any of its Affiliates as a division of the Issuer (except for income tax purposes). The Issuer will conduct and operate its business and in its own name.

(h)     The Issuer will not permit its name to be used by any Affiliate of the Issuer in the conduct of such Affiliate’s business, and will not use the name of any Affiliate in the conduct of the Issuer’s business.

(i)     The Issuer will file its own tax returns, if any, as may be required under applicable Law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes required to be paid under applicable Law.

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(j)      Subject to Section 4.15, the Issuer will maintain its assets, including the Collateral, in such a manner that it would not be costly or difficult to identify, segregate or ascertain its assets from those of any other Person.

(k)     The Issuer will maintain an arm’s length relationship with its Affiliates, and not enter into any transaction with any Affiliate unless such transaction is (i) on such terms and conditions (including terms relating to amounts paid thereunder) as would be generally available if such business transaction were with an entity that was not an Affiliate in comparable transactions, and (ii) pursuant to enforceable agreements.

(l)      The Issuer will not hold out its credit or assets as being available to satisfy the obligations of others nor guarantee the obligation of any Person.

(m)     The Issuer will maintain adequate capital in light of its contemplated business purpose, transactions, and liabilities (provided, that no member of the Issuer shall have any obligation to make any contribution of capital to the Issuer).

(n)     The Issuer will not grant a security interest in its assets to secure the obligations of any other Person.

(o)     The Issuer will not, directly or indirectly, engage in any business or activity other than the actions that are both (i) required or permitted to be performed under Section 3.1 of its limited liability company agreement and (ii) permitted by the terms of the Basic Documents.

(p)     The Issuer will not incur any indebtedness, liability, obligation, or expense, or own any assets, other than in each case those that are both (i) necessary to achieve the purposes set forth in Section 3.1 of its limited liability company agreement and (ii) permitted by the Basic Documents;

(q)     The Issuer will not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, other than as permitted by the Basic Documents;

(r)     The Issuer will maintain complete records of all transactions (including all transactions with any Affiliate);

(s)     The Issuer will comply with all requirements of applicable Law regarding its operations and shall comply with the provisions of this Indenture and its Organizational Documents; and

(t)      The Issuer will not form, acquire, or hold any Subsidiary.

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Section 4.15   Transactions with Affiliates. The Issuer will not enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except as contemplated by the Basic Documents and except in the ordinary course and pursuant to the reasonable requirements of the Issuer’s business and upon fair and reasonable terms no less favorable to the Issuer than would be obtainable in a comparable arm’s length transaction with a Person not an

Affiliate.

Section 4.16    Merger, Consolidation, Etc. The Issuer will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)     the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Issuer as an entirety, as the case may be, shall be a solvent entity organized and existing under the Laws of the United States or any state thereof (including the District of Columbia), and, if the Issuer is not such entity, (i) such entity shall have executed and delivered to each holder of any Notes, the Indenture Trustee and each Hedge Counterparty a supplemental indenture or other agreement evidencing its assumption of the due and punctual performance and observance of each covenant and condition of this Indenture, the Notes and the other Basic Documents and (ii) such entity shall have caused to be delivered to the Indenture Trustee an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Indenture Trustee, the Majority Noteholders and the Hedge Counterparties, to the effect that all agreements or instruments effecting such assumption and the supplemental indenture or other agreement are enforceable in accordance with their terms and comply with the terms hereof, that all conditions in this Indenture with respect to such merger, consolidation, conveyance, transfer, or lease have been satisfied and that such consolidation, merger, conveyance, transfer or lease of assets shall not have a material adverse effect on the Notes;

(b)     immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, (1) no Default, Event of Default or Material Manager Default shall have occurred and be continuing, (2) the Indenture Trustee shall have, for its own benefit and the equal and ratable benefit of the Holders and the Hedge Counterparties, a legal, valid and enforceable first priority Lien on all of the Collateral (subject to Permitted Liens), and (3) the Issuer shall not be in breach of Section 4.14; and

(c)     to the extent that the Notes are rated by a Rating Agency, the Issuer shall have delivered, or caused to be delivered, an update to each Private Letter Rating from each applicable Rating Agency evidencing that there has been, and will be, no downgrade in the rating then assigned to the Notes as a result of such transaction.

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Nothing contained herein shall prohibit, limit or restrict the foreclosure of the Liens of this Indenture in connection with the exercise of remedies in accordance with the terms of this Indenture.

Section 4.17   Lines of Business. The Issuer will not at any time engage in any business other than those related to the ownership of the Assets and the transactions contemplated by this Indenture and the other Basic Documents to which it is a party and other activities reasonably incidental thereto; provided, however, that the Issuer shall not engage in any business or activity or enter into any contractual arrangement (other than any business or activity in which the Issuer is engaged on the Closing Date) that would (i) subject the Holders or any Hedge Counterparty to regulation or oversight by any Governmental Body (other than the Governmental Bodies which regulate companies engaged in the oil and gas industry, insurance companies and, following foreclosure, regulations applicable to assets held as a result of such foreclosure) or cause the Holders or any Hedge Counterparty to breach any Law or regulation or guideline of any Governmental Body or require Holders or any Hedge Counterparty to obtain a consent, waiver or clarification by any Governmental Body or (ii) cause any of the representations and warranties of the Issuer contained in any of the Basic Documents to be inaccurate as of the date made or deemed made.

Section 4.18    Economic Sanctions, Etc. Neither the Issuer nor any Controlled Entity will (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Noteholder, any Hedge Counterparty or any affiliate of such Holder or Hedge Counterparty to be in violation of, or subject to sanctions under, any applicable U.S. Economic Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 4.19    Liens. The Issuer will not, directly or indirectly, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any of its property or assets (including the Collateral), whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except for Permitted Liens.

Section 4.20   Sale of Assets, Etc. The Issuer will not sell, transfer, convey, assign, exchange or dispose of any of its properties or assets in any single transaction or series of related transactions of any individual asset, or group of related assets, other than Permitted Dispositions; provided, however, that in the event any Permitted Disposition could reasonably be expected to have a material adverse effect on the Hedge Counterparty, the Issuer shall obtain the prior written consent of the Hedge Counterparty to such Permitted Disposition.

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Section 4.21    Permitted Indebtedness. The Issuer will not create, guarantee, assume or suffer to exist, or in any manner be or become liable in respect of, any Indebtedness of any kind or character, other than the following (such Indebtedness being referred to as “Permitted Indebtedness”):

(a)	Indebtedness owing under this Indenture, the Notes or any other Basic Document, including the Hedge Agreements;

(b)	Operating Expenses;

(c)	obligations incurred in the ordinary course of its business specified in Section 4.17 in an aggregate amount not to exceed $1,000,000 at any one time; and

(d)	other Indebtedness with the prior written consent of the Majority Noteholders.

Section 4.22    Amendment to Organizational Documents. The Issuer will not, and will not permit any party to, amend, modify or otherwise change (i) any material provision of the Issuer’s Organizational Documents or (ii) its jurisdiction of organization, its location of principal place of business or its name, in each case, without the prior written consent of the Majority Noteholders; provided, however, that the Issuer may amend, modify or otherwise change any provision of the Issuer’s Organizational Documents to: (i) cure any ambiguity, (ii) correct or supplement any provision in a manner consistent with the intent of the Issuer’s Organizational Documents and the other Basic Documents or (iii) otherwise amend, modify or change any immaterial provision of the Issuer’s Organizational Documents, in each case, without obtaining the consent of the Majority Noteholders, but with delivery of an Officer’s Certificate to the Indenture Trustee stating that such amendment is so permitted under one or more of the foregoing clauses (i)-(iii) of this proviso.

Section 4.23    No Loans. The Issuer will not, directly or indirectly, make any loan or advance to any Person, other than Permitted Investments.

Section 4.24     Permitted Investments; Subsidiaries. The Issuer will not make any Investments other than (a) any Investment in Permitted Investments of monies in any Issuer Account and (b) obligations of account debtors to the Issuer arising in the ordinary course of business, and (c) Investments received as consideration from any Permitted Disposition. Without limiting the generality of the foregoing, the Issuer will not create any Subsidiaries or enter into any partnership or joint venture.

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Section 4.25     Employees; ERISA. The Issuer will not maintain any employees or maintain any Plan or incur or suffer to exist any obligations to make any contribution to a Multiemployer Plan.

Section 4.26     Tax Treatment. Neither the Issuer, nor any party otherwise having the authority to act on behalf of the Issuer, is authorized to, or will, make the election described in U.S. Treasury Regulations Section 301.7701-3(a) to treat the Issuer as an association taxable as a corporation for U.S. federal income tax purposes, or a similar election under any U.S. state or local Law. The Issuer will treat the Notes (other than Notes held by any equity holder of the Issuer (including any entity whose separate existence from the Issuer or the equity holder of the Issuer is disregarded for federal income tax purposes), any other persons who are members of an “expanded group” or “modified expanded group” with the Issuer within the meaning of the Treasury Regulations under Section 385 of the Code, but only so long as such Notes are held by such person, or as otherwise required by law) and this Indenture as debt, and not as an equity interest in the Issuer, for all purposes (including federal, state and local income Tax purposes).

Section 4.27      Replacement of Manager or Indenture Trustee. In the event that the Manager or the Indenture Trustee shall be terminated or shall resign, the Issuer shall appoint a replacement manager or indenture trustee satisfactory to the Majority Noteholders as soon as reasonably practicable, but in any event within thirty (30) days following such delivery of notice of any such resignation or termination.

Section 4.28      Hedge Agreements. The Issuer shall enter into Hedge Agreements that have the effect of fixing the price of [***] of the applicable natural gas output from the Issuer’s Assets described in the Reserve Report (“Hedge Percentage”) at a price level that is acceptable to the Majority Noteholders, within one (1) Business Day of the Closing Date (the “Initial Hedge Strategy”); provided, however, that the Issuer shall not enter into or maintain any Hedge Agreements for purposes of speculation or investment. The Issuer shall at all times thereafter maintain Hedge Agreements in an amount equal to the Hedge Percentage and based on the Initial Hedge Strategy, based on the relevant Reserve Report, from time to time, until the earlier of (i) [***] or (ii) [***]. Neither the Issuer, nor any party otherwise having the authority to act on behalf of the Issuer, is authorized to, or will, enter into any amendment to the Hedge Agreements without obtaining the prior written consent of the Majority Noteholders and, to the extent the Notes are rated by any Rating Agency, providing written notice to each such Rating Agency. Nothing herein shall restrict Issuer (i) from entering into Hedge Agreements or terminating Hedge Agreements, in part or in whole, in order to maintain compliance with the terms set forth herein or (ii) from novating, transferring, rolling or terminating Hedge Agreements, provided that the Initial Hedge Strategy and Hedge Percentage is satisfied at all times during the relevant Hedge Period.

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ARTICLE V

REMEDIES

Section 5.1         Events of Default.

(a)     “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and, subject to Sections 5.1(a)(iv) and 5.1(a)(v), whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)      the failure to pay the Notes in full by the Final Scheduled Payment Date;

(ii)    default in the payment of interest on the Notes when the same becomes due and payable that continues unremedied for two (2) Business Days;

(iii)    default in the observance or performance of any material covenant or agreement of any Diversified Party made in any Basic Document to which it is a party (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this Section 5.1(a)), or any representation or warranty of any Diversified Party made in any Basic Document to which it is a party or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of thirty (30) days (subject to Section 5.1(c) below) after the earlier of (i) Knowledge of a Diversified Party of such default or incorrect representation or warranty or (ii) receipt by the Issuer and a Responsible Officer of the Indenture Trustee from a Noteholder, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder, delivered by registered or certified mail;

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(iv)    the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;

(v)    the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such Law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing;

(vi)    the failure of the Issuer to cause the Indenture Trustee, for the benefit of the Holders of the Notes, to have a valid first-priority perfected security interest in any portion of the Collateral (subject to Permitted Liens) within sixty (60) days after the Closing Date; provided, that it will not be an Event of Default under this clause(a)(vi) if the value of all of the Collateral for which the Indenture Trustee does not have a valid first-priority perfected security interest in any portion of the Collateral (subject to Permitted Liens) is equal to or less than 1% of the aggregate principal amount of Outstanding Notes;

(vii)    other than as contemplated by Section 5.1(a)(vi), the failure of the Indenture Trustee, for the benefit of the Holders of the Notes, to have a valid first-priority perfected security interest in any portion of the Collateral (subject to Permitted Liens) that is not cured within ten (10) days of the earlier of (i) Knowledge of a Diversified Party of such failure or (ii) receipt by the Issuer from the Indenture Trustee a written notice specifying such failure and requiring it to be remedied and stating that such notice is a notice of Default hereunder, delivered by registered or certified mail; provided, that it will not be an Event of Default under this clause(a)(vii) if the value of all of the Collateral for which the Indenture Trustee does not have a valid first-priority perfected security interest (subject to Permitted Liens) is equal to or less than 1% of the aggregate principal amount of Outstanding Notes;

(viii)    the Issuer shall become a corporation or another entity taxable as a corporation for U.S. federal income tax purposes;

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(ix)    the filing of a non-appealable decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer in excess of $500,000 and not discharged, satisfied or stayed within thirty (30) days;

(x)     the adoption in final form of a statute, rule or regulation by a competent legislative or governmental rule-making body that becomes effective following the Closing Date, or the entry of a final, non-appealable judgment of a court of competent jurisdiction that is rendered following the Closing Date, which has a material adverse effect on (a) the validity or enforceability of any of the Basic Documents, or (b) the ability of the Issuer to make payments on the Notes;

(xi)    an ERISA or tax lien is created that secures the payment of money owed by the Issuer in excess of $500,000;

(xii)     the Issuer or the Collateral is required to be registered as an “investment company” under the Investment Company Act; or

(xiii)    to the extent the Notes are rated by any Rating Agency, the failure of the Notes to be rated by at least one Rating Agency or a replacement rating agency approved by the Majority Noteholders for a period of sixty (60) consecutive days, such period to be extended to ninety (90) days so long as the Issuer is making commercially reasonable efforts to obtain a rating from a replacement rating agency.

(b)     The Issuer shall deliver to (1) a Responsible Officer of the Indenture Trustee, (2) each Noteholder and (3) each Hedge Counterparty and (4) to the extent that any Rating Agency rates the Notes, each such Rating Agency, within five (5) Business Days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice and the lapse of time could become an Event of Default under clause (a)(iii) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

(c)     Notwithstanding the foregoing, a breach of any covenant or agreement or representation or warranty of the Issuer referred to under clause (a)(iii) above shall not constitute an Event of Default after such thirty (30) day period (and the notice described under clause (b) above need not be delivered) if (x) the Issuer has commenced in a diligent manner a cure of such breach and (y) such remedial action could not reasonably have been expected to fully cure such breach within such thirty (30) days, but could reasonably be expected to be implemented and fully cure such breach within an additional thirty (30) days (but in no event shall the total cure period exceed a total of ninety (90) days). Upon the occurrence of any such event, each of the Issuer and the Indenture Trustee, as applicable, shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Indenture and the Issuer or the Indenture Trustee, as applicable, shall provide the Indenture Trustee (if such delay or failure is a result of a delay or failure by the Issuer), the Noteholders and the Hedge Counterparties prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

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Section 5.2     Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Majority Noteholders (subject to the Indenture Trustee’s indemnification rights set forth herein) or the Majority Noteholders may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to a Responsible Officer of the Indenture Trustee if given by Noteholders) (a copy of which shall be provided by the Issuer to each Hedge Counterparty and, to the extent the Notes are rated by any Rating Agency, each such Rating Agency), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable; provided, that upon the occurrence of an Event of Default specified in Section 5.1(a)(iv) or (v) all the Notes shall be automatically deemed to be immediately due and payable and upon such event the unpaid principal of such Notes, together with accrued and unpaid interest thereon through the date of such Event of Default specified in Section 5.1(a)(iv) or (v), shall become immediately due and payable, in each case, without notice, declaration or demand by the Indenture Trustee or the Noteholders, all of which are hereby waived by the Issuer.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided hereinafter in this Article V, the Majority Noteholders, by written notice to the Issuer and a Responsible Officer of the Indenture Trustee (with a copy to each Hedge Counterparty and, to the extent the Notes are rated by any Rating Agency, each such Rating Agency), may rescind and annul such declaration and its consequences if:

(i)             the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)    all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B)     all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii)     all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right or any exercise of remedies consequent thereto nor shall such rescission in and of itself serve as a waiver of any of the Events of Default.

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Section 5.3         Collection of Indebtedness   and Suits for Enforcement by Indenture Trustee.

(a)     The  Issuer  covenants  that  if (i) an Event of Default specified in Section  5.1(a)(i) has occurred  and  is continuing  or (ii) an Event of Default specified in Section 5.1(a)(ii) has occurred and is continuing, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and all other amounts due and owing to the Indenture Trustee pursuant to Section 6.7.

(b)     In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by Law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)     If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, proceed to protect and enforce its rights and the rights of the Noteholders and the Hedge Counterparties, by such appropriate Proceedings as the Indenture Trustee may deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by Law.

(d)     In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)     to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of gross negligence or willful misconduct), the Noteholders and of the Hedge Counterparties allowed in such Proceedings;

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(ii)     unless prohibited by applicable Law and regulations, to vote on behalf of the Holders of Notes and the Hedge Counterparties in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Hedge Counterparties and the Indenture Trustee on their behalf; and

(iv)    to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Holders of Notes and the Hedge Counterparties allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders and Hedge Counterparties to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders or the Hedge Counterparties, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of gross negligence or willful misconduct.

(e)     Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or any Hedge Counterparty any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or the Hedge Agreements or the rights of any Hedge Counterparty thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder or any Hedge Counterparty in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes and the Hedge Counterparties.

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(g)     In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes and any Hedge Counterparties, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.4             Remedies; Priorities.

(a)     If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, or at the written direction of the Majority Noteholders (subject to the terms hereof) shall, do one or more of the following (subject to Section 5.5):

(i)      institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes and the Hedge Agreements (including any termination payments and any other amounts owed thereunder) or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii)     institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii)    exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Holders of the Notes and the Hedge Counterparties, including, for the avoidance of doubt, the exercise of any remedies available under the Basic Documents; and

(iv)    sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by Law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, other than an Event of Default described in Section 5.1(a)(i) or (ii), unless (A) the Majority Noteholders consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders and the Hedge Counterparties are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and all amounts then due under the Hedge Agreements (including any termination payments and any other amounts owed thereunder) or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared immediately due and payable, and the Indenture Trustee obtains the consent of one hundred percent (100%) of the Outstanding Notes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

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(b)     If the Indenture Trustee collects any money or property pursuant to this Article V, it shall deposit such money or property to the Collection Account as Collections to be applied pursuant to Article VIII hereof.

If the Indenture Trustee collects any money or property pursuant to this Article V, the Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.4. At least fifteen (15) days before such record date, the Issuer shall mail to each Noteholder and each Hedge Counterparty and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

The Indenture Trustee shall incur no liability as a result of any sale (whether public or private) of the Collateral or any part thereof pursuant to this Section 5.4 that is conducted in a commercially reasonably manner. Each of the Issuer and the Noteholders hereby waives any claim against the Indenture Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Indenture Trustee accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Issuer and the Noteholders hereby agree that in respect of any sale of the Collateral pursuant to the terms hereof, the Indenture Trustee is authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Issuer and the Noteholders further agree that such compliance shall not, in and of its self, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Indenture Trustee be liable or accountable to the Issuer or any Noteholders for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.

 Section 5.5        Optional Preservation of the Assets. If the Notes have been declared to be immediately due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral. In the event that the Indenture Trustee elects to maintain possession of the Collateral and the Notes are rated by any Rating Agency, the Indenture Trustee shall provide written notice of such election to each such Rating Agency. It is the desire of the parties hereto, the Noteholders and the Hedge Counterparties that there be at all times sufficient funds for the payment of principal of and interest on the Notes and payment of any amounts due under the Hedge Counterparties (including any termination payments and any other amounts owed thereunder), and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

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Section 5.6            Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)     such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)     the Majority Noteholders have consented to or made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)    such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)    the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)    no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Majority Noteholders.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or any Hedge Counterparties, or to obtain or to seek to obtain priority or preference over any other Holders or any Hedge Counterparties, or to enforce any right under this Indenture, except in the manner herein provided.

Section 5.7          Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

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Section 5.8     Restoration of Rights and Remedies. If the Indenture Trustee, any Noteholder or any Hedge Counterparty has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, to such Noteholder or to such Hedge Counterparty, then and in every such case the Issuer, the Indenture Trustee, the Noteholders and the Hedge Counterparties shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Noteholders and the Hedge Counterparties shall continue as though no such Proceeding had been instituted.

Section 5.9      Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, to the Noteholders or to the Hedge Counterparties is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10     Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, any Holder of any Note or any Hedge Counterparty to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by Law to the Indenture Trustee, to the Noteholders or to the Hedge Counterparties may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, by the Noteholders or by the Hedge Counterparties, as the case may be.

Section 5.11      Control by Noteholders. The Majority Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:

(i)      such direction shall not be in conflict with any rule of Law or with this Indenture;

(ii)     such rights shall be subject to the express terms of Section 5.4(a)(iv);

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(iii)    if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any written direction to the Indenture Trustee by Holders of Notes representing less than one hundred percent (100%) of the Outstanding Amount of the Notes to sell or liquidate the Collateral shall be of no force and effect;

(iv)    the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; and

(v)    the Majority Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such direction.

Notwithstanding the rights of Noteholders set forth in this Section 5.11, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might adversely affect the rights of any Noteholders not consenting to such action or the rights of any Hedge Counterparties.

Section 5.12     Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Majority Noteholders may waive any past Default or Event of Default and its consequences except a Default or Event of Default (a) in payment of principal of or interest on any of the Notes, (b) arising under any Hedge Agreement, (c) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note, or (d) occurring as a result of an event specified in Section 5.1(a)(iv) or (v). In the case of any such waiver, the Issuer, the Indenture Trustee, the Holders of the Notes and the Hedge Counterparties shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. To the extent the Notes are rated by any Rating Agency, the Indenture Trustee shall promptly give written notice of any such waiver to each Rating Agency.

Section 5.13      Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and reasonable expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding Notes evidencing in the aggregate more than 10% of the Outstanding Amount or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

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Section 5.14      Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension Law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such Law had been enacted.

Section 5.15      Action on Notes or Hedge Agreements. The Indenture Trustee’s right to seek and recover judgment on the Notes or the Hedge Agreements or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Noteholders or the Hedge Counterparties shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

Section 5.16      Performance and Enforcement of Certain Obligations.

(a)     The Issuer shall take all such lawful action as the Indenture Trustee, at the direction of the Majority Noteholders, shall request to compel or secure the performance and observance by the Manager of its obligations to the Issuer under or in connection with the Management Services Agreement or by Diversified of its obligations under or in connection with the Separation Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Management Services Agreement and the Separation Agreement to the extent and in the manner directed by the Indenture Trustee, at the direction of the Majority Noteholders, including the transmission of notices of default under the Management Services Agreement on the part of the Manager thereunder, claims for indemnification by the Issuer against Diversified under the Separation Agreement and the institution of legal or administrative actions or proceedings to compel or secure performance by the Manager of its obligations under the Management Services Agreement and by Diversified of its obligations under the Separation Agreement.

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(b)     If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Majority Noteholders, shall, (subject to the terms hereof) exercise all rights, remedies, powers, privileges and claims of the Issuer against the Manager under or in connection with the Management Services Agreement, or against Diversified under or in connection with the Separation Agreement, including the right or power to take any action to compel or secure performance or observance by the Manager, of its obligations to the Issuer under the Management Services Agreement or by Diversified, of its obligations to the Issuer under the Separation Agreement, and to give any consent, request, notice, direction, approval, extension or waiver under the Management Services Agreement or the Separation Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.1        Duties of Indenture Trustee.

(a)     If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)     Except as directed in writing by the Majority Noteholders, any other percentage of Noteholders required hereby:

(i)        the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture or such other Basic Documents against the Indenture Trustee; and

(ii)     in the absence of gross negligence or willful misconduct on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, in the case of certificates or opinions specifically required by any provision of this Indenture to be furnished to it, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

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(c)     The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)     this paragraph does not limit the effect of paragraph (b) of this Section 6.1;

(ii)    the Indenture Trustee shall not be liable for any error of judgment made in good faith by the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)    the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d)     Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to this Section 6.1 and Section 6.2.

(e)     The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)     Money held on behalf of the Noteholders by the Indenture Trustee need not be segregated from other funds except to the extent required by Law or the terms of this Indenture or the Management Services Agreement.

(g)    No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the performance of, any of the obligations of the Manager or the Back-up Manager under this Indenture or the Basic Documents.

(h)     The Indenture Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof or otherwise to monitor the perfection, continuation of perfection or the sufficiency or validity of any security interest related to the Collateral, (ii) to see to any insurance or (iii) subject to the other provisions of this Indenture and the Basic Documents, to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.

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(i)      The Indenture Trustee shall not be charged with knowledge of any Default, Event of Default, Material Manager Default or breach of representation or warranty unless either (1) a Responsible Officer of the Indenture Trustee shall have actual knowledge of such Default, Event of Default or breach of representation or warranty or (2) written notice of such Default, Event of Default or breach of representation or warranty shall have been given to a Responsible Officer of the Indenture Trustee in accordance with the provisions of this Indenture. For the avoidance of doubt, receipt by the Indenture Trustee of a Payment Date Report shall not constitute actual knowledge of any breach of representation or warranty.

Section 6.2         Rights of Indenture Trustee.

(a)     The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.

(b)     Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate of the Issuer or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or

Opinion of Counsel.

(c)     The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed absent gross negligence or willful misconduct.

(d)     The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee’s conduct does not constitute gross negligence or willful misconduct.

(e)     The Indenture Trustee may consult with counsel, accountants and other experts of its own selection (which may include counsel to the Issuer, the Noteholders and/or the Hedge Counterparties), and the advice or opinion of such counsel, accountants and other experts with respect to legal or other matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, accountants and other experts.

(f)     The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities which might be incurred by it, its agents and its counsel in compliance with such request or direction.

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(g)     The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (including electronic communications), unless requested in writing to do so by the Holders of Notes representing at least 25% of the Notes; provided, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to the Indenture Trustee in its reasonable discretion against such cost, expense or liability as a condition to taking any such action. In no event shall the Indenture Trustee have any responsibility to monitor Diversified’s compliance with or be charged with knowledge of the Credit Risk Retention Rules, nor shall it be liable to any Noteholder or any party whatsoever for violation of such rules or requirements or such similar provisions now or hereafter in effect.

(h)     The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or any other Basic Document to which it is a party shall not be construed as a duty or obligation, and the Indenture Trustee shall not be answerable under this Indenture or any other Basic Document to which it is a party for anything other than its gross negligence or willful misconduct in the performance of such act.

(i)     The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder. In connection with its actions under any other Basic Document to which it is a party, the Indenture Trustee shall also be afforded all of the rights, privileges, protections, immunities and benefits given to it herein, including, without limitation, its right to be indemnified, as if set forth in full therein, mutatis mutandis.

(j)     In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer systems and services; it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k)     In no event shall the Indenture Trustee be liable (i) for special, consequential, indirect or punitive damages (including lost profits), (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories and (iii) for the acts or omissions of brokers or dealers even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form or action.

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(l)     In no event shall the Indenture Trustee be liable for the failure to perform its duties hereunder if such failure is a direct or proximate result of another party’s failure to perform its obligations hereunder.

(m)    As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith reliance thereon.

(n)    Any Opinion of Counsel requested by the Indenture Trustee shall be an expense of the party requesting the Indenture Trustee to act or refrain from acting or otherwise may be an expense of the Issuer.

(o)     The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian, (ii) using Affiliates to effect transactions in certain investments (if directed) and (iii) effecting transactions in certain investments (if directed). Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee as part of the compensation hereunder.

(p)     Neither the Indenture Trustee nor the Issuer shall be responsible for the acts or omissions of the other, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents (unless expressly set forth herein) of one another.

(q)     The Indenture Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder that requires written direction in the absence of such written direction as provided hereunder.

(r)     The Indenture Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.

(s)     The Indenture Trustee may, from time to time, request that the Issuer deliver a certificate (upon which the Indenture Trustee may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any other Basic Document together with a specimen signature of such authorized officers; provided, however, that from time to time, the Issuer may, by delivering to the Indenture Trustee a revised certificate, change the information previously provided by it pursuant to this Section 6.02(s), but the Indenture Trustee shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.

(t)     Except for notices, reports and other documents expressly required to be furnished to the Holders or the Hedge Counterparties by the Indenture Trustee hereunder, the Indenture Trustee shall not have any duty or responsibility to provide any Holder with any information concerning the transaction contemplated hereby, the Issuer, the servicer or any other parties to any other Basic Document which may come into the possession of the Indenture Trustee or any of its officers, directors, employees, representatives or attorneys in fact.

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If at any time the Indenture Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process which in any way affects this Indenture, the Notes, the Collateral or any part thereof or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Indenture Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Indenture Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect

Section 6.3      Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

Section 6.4     Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.5      Notice of Material Manager Defaults or Events of Default. Unless provided by Issuer (or the Manager on its behalf) on an earlier date, if a Material Manager Default, Default or Event of Default occurs and is continuing and if it is known to the Indenture Trustee pursuant to Section 6.1(i), the Indenture Trustee shall mail to each Noteholder, each Hedge Counterparty and, to the extent the Notes are rated by any Rating Agency, each such Rating Agency notice of the Material Manager Default, Default or Event of Default within five (5) days after receipt of such knowledge.

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Section 6.6      Reports by Indenture Trustee. The Indenture Trustee shall make available within a reasonable period of time after the end of each calendar year to each Noteholder and each Hedge Counterparty such information furnished to the Indenture Trustee as may be required to enable such Holder or such Hedge Counterparty to prepare its federal and state income tax returns. On or before each Payment Date, the Indenture Trustee will post a copy of the statement or statements provided to the Indenture Trustee pursuant to Sections 7.1 and 8.8 hereof with respect to the applicable Payment Date on its internet website promptly following its receipt thereof, for the benefit of the Noteholders and the Hedge Counterparties and, to the extent the Notes are rated by any Rating Agency, such Rating Agencies, and upon written request provide a copy thereof to the Hedge Counterparties and, to the extent the Notes are rated by any Rating Agency, such Rating Agencies. The Indenture Trustee’s internet website shall initially be located at “www.debtx.com.” The Indenture Trustee may change the way the statements and information are posted or distributed in order to make such distribution more convenient and/or accessible for the Noteholders, the Hedge Counterparties and, to the extent the Notes are rated by any Rating Agency, such Rating Agencies, and the Indenture Trustee shall provide on the website timely and adequate notification to all parties regarding any such change.

Section 6.7      Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services as agreed between the Issuer and the Indenture Trustee in writing from time to time. The Indenture Trustee’s compensation shall not be limited by any Law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts; provided, that, reimbursement for expenses and disbursements of any legal counsel to the Indenture Trustee may be subject to any limitations separately agreed upon in writing before the date hereof between the Issuer and the Indenture Trustee. The Issuer shall indemnify the Indenture Trustee for, and hold it and its officers, directors, employees, representatives and agents harmless against any and all loss, liability, claim, damage or expense, including reasonable and documented legal and consulting fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought by the Indenture Trustee of any indemnification or other obligation of the Issuer or the Manager), incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder, including with respect to any Environmental Liabilities, compliance with Environmental Laws and the generation, use, presence or release of Hydrocarbons or Hazardous Materials. The Indenture Trustee shall notify the Issuer and the Manager promptly of any claim of which the Indenture Trustee has received written notice for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Manager shall not relieve the Issuer or the Manager of its obligations hereunder. The Issuer may defend any such claim, and the Indenture Trustee may have separate counsel in connection with the defense of any such claim and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own gross negligence or willful misconduct.

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The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs fees or expenses after the occurrence of a Default specified in Section 5.1(a)(iv) or 5.1(a)(v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar Law.

Section 6.8     Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8. The Indenture Trustee may resign at any time with thirty (30) days’ prior written notice by so notifying the Issuer (with a copy to each Noteholder, each Hedge Counterparty and, to the extent the Notes are rated by any Rating Agency, each such Rating Agency). The Majority Noteholders may remove the Indenture Trustee with thirty (30) days’ prior written notice by so notifying the Indenture Trustee, Diversified and the Hedge Counterparties and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i)	the Indenture Trustee fails to comply with Section 6.11;

(ii)	the Indenture Trustee is adjudged bankrupt or insolvent;

(iii)	a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)	the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee, acceptable to the Majority Noteholders, and shall notify Diversified and, to the extent the Notes are rated by any Rating Agency, each such Rating Agency of such appointment.

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A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer, each Noteholder and each Hedge Counterparty. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders and the Hedge Counterparties. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within thirty (30) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Majority Noteholders may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the Issuer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.9      Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide Diversified and, to the extent the Notes are rated by any Rating Agency, each such Rating Agency with prior written notice of any such transaction.

Section 6.10     Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)     Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Issuer, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and each Hedge Counterparty, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

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(b)     Every separate trustee and co-trustee shall, to the extent permitted by Law, be appointed and act subject to the following provisions and conditions:

(i)     all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any Law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)    no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)    the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)     Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)     Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by Law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by Law, without the appointment of a new or successor trustee.

Section 6.11     Eligibility; Disqualification. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and the time deposits of the Indenture Trustee shall be rated at least BBB (or equivalent) by Fitch and one other NRSRO, to the extent that Fitch rates the Notes, and otherwise, two NRSROs.

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Section 6.12     Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer, Noteholders and the Hedge Counterparties shall rely:

(a)     the Indenture Trustee is a national banking association duly organized and validly existing under the Laws of the jurisdiction of its formation;

(b)     the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(c)     the execution, delivery and performance by the Indenture Trustee of this Indenture (i) shall not violate any provision of any Law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or bylaws of the Indenture Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Collateral pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Indenture Trustee’s performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;

(d)     no consent, license, approval or authorization of, or filing or registration with, any governmental authority, bureau or agency is required to be obtained that has not been obtained by the Indenture Trustee in connection with the execution, delivery or performance by the Indenture Trustee of the Basic Documents; and

(e)     this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.

ARTICLE VII

INFORMATION REGARDING THE ISSUER

Section 7.1      Financial and Business Information.

(a)     Annual Statements — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, within one hundred and twenty (120) days after the end of each fiscal year of the Issuer, commencing with the fiscal year ended December 31, 2019, duplicate copies of the audited consolidated financial statements of Diversified and its consolidated subsidiaries by an independent public accountant; provided, that upon receipt of such audited consolidated financial statements, the Indenture Trustee shall promptly make them available to Noteholders, the Hedge Counterparties and, to the extent the Notes are rated by any Rating Agency, such Rating Agencies on the Indenture Trustee’s internet website.

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(b)     Quarterly Statements — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, within sixty (60) days after the end of each quarterly fiscal period in each fiscal year of the Issuer, commencing with the fiscal quarter of the Issuer ended March 31, 2020, duplicate copies of the following reports; provided, that upon receipt of such reports, the Indenture Trustee shall promptly make them available to Noteholders, the Hedge Counterparties and, to the extent the Notes are rated by any Rating Agency, such Rating Agencies on the Indenture Trustee’s internet website:

(i)      an unaudited consolidated balance sheet of Diversified and its consolidated subsidiaries as at the end of such quarter, and

(ii)     unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of Diversified and its consolidated subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, in each case setting forth, starting with the fiscal quarter ended March 31, 2020, in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with IFRS applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of Diversified as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

(c)     Notice of Material Events — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, each Noteholder and each Hedge Counterparty promptly, and in any event within three (3) Business Days after a Responsible Officer of the Issuer, the Manager or Diversified becomes aware of the existence of (i) any Rapid Amortization Event, (ii) Material Manager Default, (iii) Default, (iv) Event of Default, (v) any default under any Basic Document, (vi) any event that can be reasonably expected to cause a Material Adverse Effect or (vii) information that any Person has given any notice or taken any action with respect to a claimed default hereunder, an Officer’s Certificate (with a copy, to the extent the Notes are rated by any Rating Agency, to each such Rating Agency) specifying the nature and period of existence and what action the Issuer is taking or proposes to take with respect thereto. The Issuer shall, at the Issuer’s expense (in accordance with Section 8.6), promptly provide the Indenture Trustee, each Noteholder, each Hedge Counterparty, the Manager (or Back-up Manager) and, to the extent the Notes are rated by any Rating Agency, each such Rating Agency with such additional information as any such party may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

(d)     Notices from Governmental Body — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, each Noteholder and each Hedge Counterparty promptly, and in any event within ten (10) days of receipt thereof, copies of any material notice to the Issuer from any Governmental Body (with a copy, to the extent the Notes are rated by any Rating Agency, to each such Rating Agency) relating to any order, ruling, statute or other Law or regulation.

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(e)     Notices under Material Agreement — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, each Noteholder and each Hedge Counterparty promptly, and in any event within fifteen (15) days after delivery or receipt by the Issuer, copies of all notices of termination, Default or Event of Default, suspension of performance or any force majeure event given or received pursuant to or in respect of any material agreement to which it is a party or any other material notices or documents given or received pursuant to or in respect of any material agreement to which it is a party (with a copy, to the extent the Notes are rated by any Rating Agency, to each such Rating Agency).

(f)     Payment Date Compliance Certificates — On or before the third (3rd) Business Day prior to each Payment Date, the Issuer shall deliver to the Indenture Trustee, each Noteholder, each Hedge Counterparty and, to the extent the Notes are rated by any Rating Agency, each such Rating Agency, an Officer’s Certificate to the effect that, except as provided in a notice delivered pursuant to Section 7.1(c), no potential Rapid Amortization Event or Rapid Amortization Event, no potential Material Manager Default or Material Manager Default, no Default or Event of Default has occurred and is continuing (each, a “Payment Date Compliance Certificate”).

Section 7.2      Visitation.

(a)     If no Default or Event of Default then exists, the Issuer shall permit the representatives of each Noteholder that is an Institutional Investor to visit and inspect the offices or properties of the Issuer, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with the Issuer’s officers, employees and independent certified public accountants, at such time as may be reasonably requested in writing; provided, however, that in no event shall the Issuer be required to permit the representatives of a Noteholder to visit more than one (1) time in any twelve-month period. Any visits contemplated by this Section 7.2(a) shall be at the sole expense of the requesting party.

(b)     If a Default or Event of Default exists, the Issuer shall permit the representatives of each holder of a Note that is an Institutional Investor, at the expense of the Issuer, upon reasonable prior notice, to visit and inspect the offices or properties of the Issuer, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with the Issuer’s officers, employees and independent certified public accountants, all at such times as may be reasonably requested and as often as may be requested. Any visits contemplated by this Section 7.2(b) shall be at the sole expense of the Issuer and not limited in number.

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ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.1     Deposit of Collections. The Issuer, or the Manager on its behalf, shall direct that all payments with respect to the Assets and all payments received under the Hedge Agreements (whether directly from a Hedge Counterparty or from Diversified Energy Marketing LLC) be made to the Collection Account; provided that amounts posted by a Hedge Counterparty as collateral to the Issuer under an applicable Hedge Agreement shall not be deposited in the Collection Account and shall not constitute Available Funds. The Issuer, and in the event any Collections are received by any Affiliate of the Issuer (other than the Operator, solely in its capacity as such), if applicable, shall remit or cause such Affiliate to remit to the Collection Account within two (2) Business Days of receipt and identification thereof (including receipt of proper instructions regarding where to allocate such payment) all Collections received with respect to the Assets. The Operator, solely in its capacity as such, shall remit to the Collection Account within sixty (60) days of receipt and initial identification thereof (including receipt of proper instructions regarding where to allocate such payment) all Collections received with respect to the Assets (subject in any case to the expense and reimbursement provisions of the Joint Operating Agreement); provided, that, to the extent that the Operator definitively identifies Collections attributable to the Issuer pursuant to the Joint Operating Agreement subsequent to the application of funds from such Collection pursuant to the expense and reimbursement provisions thereof, the Operator shall remit such funds to the Collection Account within two (2) Business Days of definitive identification thereof (including receipt of proper instructions regarding where to allocate such payment). Notwithstanding anything contained herein to the contrary, the Indenture Trustee shall be authorized to accept instructions from the Manager (which shall be in writing) on behalf of the Issuer on a daily basis regarding withdrawals or order transfers of funds from the Collection Account, to the extent such funds have been mistakenly deposited into the Collection Account (including without limitation funds representing amounts due and payable on wells not part of the Assets). In the case of any withdrawal or transfer pursuant to the foregoing sentence, the Manager, on behalf of the Issuer, shall provide the Noteholders, the Hedge Counterparties and the Indenture Trustee with notice of such withdrawal or transfer, together with reasonable supporting details regarding such withdrawal or transfer and the mistaken deposit related thereto, on such date of withdrawal to be delivered by the Manager, on behalf of the Issuer (or in such earlier written notice as may be required by the Indenture Trustee from the Manager, on behalf of the Issuer, from time to time). Notwithstanding anything therein to the contrary, the Indenture Trustee shall be entitled to make withdrawals or order transfers of funds from the Collection Account, in the amount of all reasonable and appropriate out-of-pocket costs and expenses incurred by the Indenture Trustee in connection with any misdirected funds described in the second foregoing sentence.

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Section 8.2      Establishment of Accounts.

(a)     The Issuer, for the benefit of the Noteholders and each Hedge Counterparty, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and each Hedge Counterparty. The Issuer, for the benefit of the Noteholders and each Hedge Counterparty, shall deposit, or cause its Affiliate to deposit, any and all funds received pursuant to any Hedge Agreement into the Collection Account, subject only to the terms of the Joint Operating Agreement; provided, however, any such amounts received as “Posted Collateral” pursuant to the terms of a Hedge Agreement shall be deposited into the Hedge Collateral Account.

(b)     The Issuer, for the benefit of the Noteholders and the Hedge Counterparty, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “Asset Disposition Proceeds Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Hedge Counterparty.

(c)     The Issuer, for the benefit of the Noteholders and the Hedge Counterparties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “Liquidity Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Hedge Counterparty.

(d)     The Issuer, for the benefit of the Noteholders and the Hedge Counterparties, may from to time to time by written direction to the Indenture Trustee cause to be established and maintained with the Securities Intermediary one or more accounts or sub-accounts on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “Hedge Collateral Accounts”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Hedge Counterparties. Amounts posted as collateral to the Issuer under an applicable Hedge Agreement shall be deposited in such accounts and held therein in accordance with the terms of the applicable Hedge Agreement. The Manager shall have the power to instruct the Indenture Trustee in writing to establish the Hedge Collateral Accounts and to make withdrawals and returns from the Hedge Collateral Accounts for the purpose of permitting the Issuer to carry out its respective duties under the applicable Hedge Agreement. Notwithstanding anything contained herein to the contrary, the parties hereby acknowledge and agree that the Hedge Counterparty’s right to the return of any excess collateral posted under the Hedge Agreement, as determined in accordance with the terms of the relevant Hedge Agreement, and held in the Hedge Collateral Account, shall be senior in all respects to any rights or interests of the Indenture Trustee in such Hedge Collateral Account for the benefit of the Noteholders and the Hedge Counterparties.

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(e)     Funds on deposit in each of (i) the Collection Account, (ii) the Asset Disposition Proceeds Account and (iii) Liquidity Reserve Account (together, the “Issuer Accounts”) shall be invested by the Indenture Trustee in Permitted Investments selected by the Manager. In absence of written direction from the Manager, such funds shall remain uninvested. All such Permitted Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and the Hedge Counterparties; provided, that on each Payment Determination Date all interest and other Investment Earnings on funds on deposit in the Issuer Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of Available Funds for the related Payment Date. Other than as permitted by the Majority Noteholders (with prompt notice to the Hedge Counterparties), funds on deposit in the Issuer Accounts shall be invested in Permitted Investments that will mature (A) not later than the Business Day immediately preceding the next Payment Date or (B) on or before 10:00 a.m. on such next Payment Date if such investment is held in the corporate trust department of the institution with which the Issuer Accounts are then maintained and is invested either (i) in a time deposit of the Indenture Trustee with a credit rating in one of the generic rating categories that signifies investment grade of at least one of the Rating Agencies (such account being maintained within the corporate trust department of the Indenture Trustee), or (ii) in the Indenture Trustee’s common trust fund so long as such fund has a credit rating in one of the generic rating categories that signifies investment grade of at least one of the Rating Agencies; provided, further, that Permitted Investments shall be available for redemption and use by the Indenture Trustee on the relevant Payment Date. In no event shall the Indenture Trustee be held liable for investment losses in Permitted Investments pursuant to this Section 8.2(e), except in its capacity as obligor thereunder.

(f)     The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Issuer Accounts and Hedge Collateral Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Collateral. The Issuer Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Hedge Counterparties. If, at any time, any of the Issuer Accounts and/or Hedge Collateral Accounts cease to be an Eligible Account, the Indenture Trustee shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days with the prior written consent the Majority Noteholders) establish a new Issuer Account and/or Hedge Collateral Accounts, as applicable, as an Eligible Account and shall transfer any cash and/or any investments to such new Issuer Account and/or Hedge Collateral Accounts, as applicable. The Indenture Trustee, Paying Agent or the other Person holding the Issuer Accounts and Hedge Collateral Accounts as provided in this Section 8.2(f) shall be the “Securities Intermediary.” On the date hereof, the Securities Intermediary is the Indenture Trustee. If the Securities Intermediary shall be a Person other than the Indenture Trustee, the Manager shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 8.2.

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(i)	The Securities Intermediary agrees, by its acceptance hereof, that:

(A)    The Issuer Accounts and Hedge Collateral Accounts are securities accounts and are accounts to which Financial Assets will be credited.

(B)    All securities or other property underlying any Financial Assets credited to the Issuer Accounts and Hedge Collateral Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Issuer Accounts or Hedge Collateral Accounts be registered in the name of the Issuer or the Manager, payable to the order of the Issuer or the Manager or specially indorsed to the Manager or Diversified except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(C)    All property delivered to the Securities Intermediary pursuant to this Indenture will be promptly credited to the appropriate Issuer Account or Hedge Collateral Accounts, as applicable.

(D)    Each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to an Issuer Account or Hedge Collateral Accounts, as applicable, shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.

(E)    If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Issuer Accounts, or Hedge Collateral Accounts, as applicable, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer, the Manager or any other Person.

(F)    The Issuer Accounts and Hedge Collateral Accounts shall be governed by the Laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Issuer Accounts and Hedge Collateral Accounts (as well as the securities entitlements (as defined in Section 8-102(a)(17) of the UCC) related thereto) shall be governed by the Laws of the State of New York.

(G)    The Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with any other person relating to the Issuer Accounts or Hedge Collateral Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other person and the Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with the Issuer, the Manager or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 8.2(f)(i)(E) hereof.

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(H)    Except for the claims and interest of the Indenture Trustee and of the Issuer in the Issuer Accounts and Hedge Collateral Accounts, the Securities Intermediary knows of no claim to, or interest in, the Issuer Accounts or Hedge Collateral Accounts or in any Financial Asset credited thereto. If any other person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Issuer Accounts, Hedge Collateral Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Manager, the Issuer and, to the extent the Notes are rated by any Rating Agency, each such Rating Agency thereof.

(I)     The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Issuer Accounts and Hedge Collateral Accounts and/or any Issuer Account Property simultaneously to each of the Manager and the Indenture Trustee.

(J)    The Securities Intermediary (A) shall be a corporation or national bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder, (B) shall not be an Affiliate of the Issuer, (C) shall have a combined capital and surplus of at least U.S.$200,000,000, (D) shall be subject to supervision or examination by United States federal or state authority and (E) shall have a rating of at least “Baa1” or better by Moody’s, “BBB+” or better by S&P, and “BBB” or better by Fitch (if such entity is rated by Fitch).

(K)    The Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to any Issuer Account and the Hedge Collateral Account.

(L)    The Securities Intermediary shall not change the name or the account number of any Issuer Account or Hedge Collateral Account without the prior written consent of the Indenture Trustee (acting at the written direction of the Majority Noteholders).

(M)    The Securities Intermediary shall not be a party to any agreement that is inconsistent with this Indenture, or that limits or conditions any of its obligations under this Indenture. The Securities Intermediary shall not take any action inconsistent with the provisions of this Indenture applicable to it.

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(N)    Each item of property credited to each Issuer Account and Hedge Collateral Account shall not be subject to, and the Securities Intermediary hereby waives, any security interest, lien, claim, encumbrance, or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee).

(O)    For purposes of Article 8 of the UCC, the jurisdiction of the Securities Intermediary with respect to the Collateral shall be the State of New York.

(P)    It is the intent of the Indenture Trustee and the Issuer that each Issuer Account and Hedge Collateral Account shall be a securities account on behalf of the Indenture Trustee for the benefit of the Noteholders and each Hedge Counterparty and not an account of the Issuer.

(ii)     The Manager shall have the power to instruct the Indenture Trustee in writing to make withdrawals and payments from the Issuer Accounts and Hedge Collateral Accounts for the purpose of permitting the Manager to carry out its respective duties under the Management Services Agreement or hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture; provided, that the Indenture Trustee shall have no responsibility for monitoring the Manager’s duties and shall rely exclusively on such written direction to determine if a withdrawal or payment should be made.

Section 8.3      Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

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Section 8.4      Asset Disposition Proceeds.

(a)     In the event that the Issuer shall sell, transfer or otherwise dispose of any Assets in a Permitted Disposition or purchased by the Manager from the Issuer pursuant to Section 2(c)(iii) of the Management Services Agreement and, on a pro forma basis after giving effect to such sale, the DSCR shall be equal to or greater than 1.30 to 1.00 and the LTV shall be equal to or less than 85%, then the Issuer shall instruct the Paying Agent, on behalf of the Indenture Trustee, in writing to deposit the net proceeds of such disposition (“Asset Disposition Proceeds”) into the Asset Disposition Proceeds Account. In the event that, on a pro forma basis after giving effect to such sale, the DSCR shall be less than 1.30 to 1.00 or the LTV shall be greater than 85%, then the Issuer shall instruct the Paying Agent, on behalf of the Indenture Trustee, in writing to deposit (i) an amount, up to the total net proceeds of such disposition, into the Collection Account equal to the amount necessary, on a pro forma basis after giving effect to the sale, to cause the DSCR to be equal to or greater than 1.30 to 1.00 and the LTV to be equal to or less than 85%; and (ii) following such deposit into the Collection Account, any remaining net proceeds from such disposition into the Asset Proceeds Disposition Account. For the avoidance of doubt, any amounts deposited in the Asset Proceeds Disposition Account pursuant to the immediately preceding clause (ii) shall constitute Asset Disposition Proceeds.

(b)     Amounts on deposit in the Asset Disposition Proceeds Account may be used to purchase Additional Assets (to the extent such purchase satisfies the requirements under clause (c) of the definition of Permitted Dispositions). In the event of such a purchase of Additional Assets, the Issuer shall provide written direction to the Indenture Trustee to make payment of the purchase price to such Person no later than five (5) Business Days prior to such acquisition; provided, that the Issuer certifies to the Indenture Trustee that (i) no Rapid Amortization Event exists, no Default or Event of Default has occurred and is continuing, (ii) no selection procedures materially adverse to the Noteholders or any of the Hedge Counterparties were used in selecting such Additional Assets for purchase, (iii) the DSCR shall not be less than 1.30 to 1.00, the IO DSCR shall not be less than 2.00 to 1.00 and the LTV shall not be greater than 85% (each on a pro forma basis after giving effect to such contemplated purchase of Additional Assets or the repayment Notes) and (iv) to the extent the Notes are rated by any Rating Agency, the Rating Agency Condition shall have been satisfied with respect thereto.

(c)     In the event that any Asset Disposition Proceeds on deposit in the Asset Disposition Proceeds Account are not applied to the purchase of Additional Assets by the Payment Determination Date of the Collection Period following 180 days subsequent to the end of the Collection Period in which such Asset Disposition Proceeds were deposited into the Asset Disposition Proceeds Account (the “Asset Purchase Period”), the Issuer, or Manager on its behalf, shall direct the Indenture Trustee to deposit such remaining amounts into the Collection Account; provided, however, that the Issuer, or Manager on its behalf, may, in its sole discretion, direct the Paying Agent on behalf of the Indenture Trustee to deposit such remaining amounts into the Collection Account prior to the end of the Asset Purchase Period.

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Section 8.5     Reserve Reports. The Issuer will be required to deliver, or to cause the Manager to deliver, to the Indenture Trustee, the Back-up Manager and, to the extent the Notes are rated by any Rating Agency, each such Rating Agency an updated Reserve Report within ninety (90) days of the commencement of each calendar year, and, to the extent the Issuer, or the Manager on the Issuer’s behalf, in its discretion obtains an updated Reserve Report prior to any otherwise scheduled annually updated Reserve Report, the Issuer, or the Manager on the Issuer’s behalf, will be required to deliver each such updated Reserve Report to such persons promptly upon its receipt thereof. The Reserve Report shall be prepared by or under the supervision of the Chief Operating Officer (or similarly titled position) of the Manager, who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report (and, with respect to the first Reserve Report delivered by the Issuer under this Agreement, the Separation Agreement Reserve Report). With the delivery of each Reserve Report, the Issuer shall provide to the Indenture Trustee, the Back-up Manager and, to the extent the Notes are rated by any Rating Agency, each such Rating Agency a certificate from a Responsible Officer of the Manager certifying that in all material respects the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, the Issuer owns good and defensible title to the Assets evaluated in such Reserve Report, such Assets are free of all Liens except for Permitted Liens and that, to the extent there has been a change in the Net Revenue Interest or Working Interest, that change is identified in an exhibit to the certificate. With the delivery of each Reserve Report, the Issuer shall provide to the Indenture Trustee, the Back-up Manager and, to the extent the Notes are rated by any Rating Agency, each such Rating Agency a report that shows any change, set forth to the eighth decimal place, in the Net Revenue Interest relating to the prior year or Working Interest relating to the prior year with respect to any Well from the Net Revenue Interest or Working Interest provided in the previous Reserve Report, and except to the extent already included in a report under this Section 8.5. The Indenture Trustee shall promptly make any such Reserve Reports, certificates and other reports delivered pursuant to this Section 8.5 available to the Noteholders and the Hedge Counterparties.

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Section 8.6      Distributions.

(i)      Except as otherwise provided in clause (ii) below, on each Payment Date, the Issuer, or the Manager on the Issuer’s behalf, shall instruct the Indenture Trustee in writing (based solely on the information contained in the Payment Date Report delivered on the related Payment Determination Date pursuant to this Section 8.6) to apply all Available Funds and all amounts in the Collection Account for payments of the following amounts in the following order of priority:

(A)     (1) to the Indenture Trustee, the Indenture Trustee’s (x) fees and any accrued and unpaid fees of the Indenture Trustee with respect to prior Payment Dates, plus (y) any Administrative Expenses, expenses and indemnities owed to the Indenture Trustee; provided, that, in no event shall the cumulative aggregate amount paid to the Indenture Trustee pursuant to this clause (A)(1) exceed $150,000 in any calendar year (provided, that any amounts in excess of $150,000 which are unpaid pursuant to the cap herein or pursuant to Section 8.6(i)(I) shall remain due and owing to the Indenture Trustee and payable in the following year and each subsequent year thereafter until repaid in full); provided, however, that in the event of a liquidation following an Event of Default, no such cap shall apply, and (2) to the Back-up Manager, the Back-up Management Fee and any accrued and unpaid Back-up Management Fees or indemnity amounts with respect to prior Payment Dates, plus any Administrative Expenses payable to the Back-up Manager; provided, that, in no event shall the cumulative aggregate amount of payments paid pursuant to this clause (A)(2) exceed (i) $150,000 in any calendar year during which the Back-up Manager does not perform any Warm Back-up Management Duties or Hot Back-up Management Duties (provided, that any amounts in excess of $150,000 which are unpaid pursuant to the cap herein shall remain due and owing to the Back-up Manager and payable in the following year and each subsequent year thereafter until repaid in full), (ii) $550,000 in any calendar year during which the Back-up Manager performs Warm Back-up Management Duties (but not Hot Back-up Management Duties) (provided, that any amounts in excess of $550,000 which are unpaid pursuant to the cap herein shall remain due and owing to the Back-up Manager and payable in the following year and each subsequent year thereafter until repaid in full), and (iii) $1,000,000 in any calendar year during which the Back-up Manager performs Hot Back-up Management Duties (provided, that any amounts in excess of $1,000,000 which are unpaid pursuant to the cap herein shall remain due and owing to the Back-up Manager and payable in the following year and each subsequent year thereafter until repaid in full);

(B)    to the Manager, the Administration Fee and any accrued and unpaid Administration Fees with respect to prior Payment Dates; provided, that, in no event shall the cumulative aggregate amount of Administration Fees paid pursuant to this clause (B) exceed $300,000 in any calendar year;

(C)    pro rata and pari passu, (A) to the Hedge Counterparties, pro rata, any net payments and any amounts owed under clause (b)(ii) of the Gas Annex (as set forth in and defined in the related Hedge Agreement), to MRTL as Hedge Counterparty under the MRTL Hedge Agreement, any MRTL Liquidity Charge Payment Amount (provided the Issuer has received written notice from MRTL of its calculation of such amount) due and payable by the Issuer under the related Hedge Agreements, and to the Hedge Counterparties, pro rata, any net payments due and payable by the Issuer under the related Hedge Agreements, in each case, other than termination amounts, and (B) to the Noteholders, pro rata, based on the Note Interest due, the Note Interest for such Payment Date;

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(D)    to the Liquidity Reserve Account, the amount necessary to cause the balance in the Liquidity Reserve Account to equal the Liquidity Reserve Account Target Amount;

(E)    pro rata and pari passu, (A) to the Noteholders, pro rata, based on the Outstanding Principal Balance, as payment of principal on the Notes, the Principal Distribution Amount with respect to such Payment Date, and (B) to the Hedge Counterparties, pro rata, any termination payments owed as a result of an event of default under Sections 5(a)(i) (Failure to Pay) or 5(a)(vii) (Bankruptcy) (but only if such bankruptcy is as a result of a failure to pay debts), in each case where Issuer is the Defaulting Party of the related Hedge Agreement;

(F)    to the Noteholders, pro rata, based on the Outstanding Principal Balance, the Excess Amortization Amount (if any) with respect to such Payment Date;

(G)    to the Hedge Counterparties, pro rata, any termination amounts due and payable by the Issuer under the related Hedge Agreements but not paid in accordance with Clause (E) above;

(H)    to the Noteholders, any remaining amounts owed under the Basic Documents;

(I)    to the Indenture Trustee and the Back-up Manager, any amounts owed but not paid in accordance with clause (A) above;

(J)    to the Manager, any unpaid AFE Cover Amounts and any amounts owed but not paid in accordance with clause (B) above;

(K)    to Diversified, any indemnity amount due and payable under the Separation Agreement; and

(L)    to the Issuer, any remaining Available Funds, free and clear of the lien of the Indenture; provided, that, during the continuance of any event or condition that, with notice, the lapse of time, or both, would constitute a Rapid Amortization Event, an Event of Default or a Material Manager Default, any remaining amounts shall remain on deposit in the Collection Account or the Liquidity Reserve Account, as applicable, for application as Available Funds.

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(ii)     On each Payment Date (a) as of which the Notes have been accelerated as a result of an Event of Default, (b) on which an Optional Redemption is scheduled to occur or (c) that is on or after the Final Scheduled Payment Date, in each case as specified solely in the Payment Date Report, Available Funds and all amounts in the Liquidity Reserve Account shall be distributed by the Indenture Trustee in the following order and priority of payments:

(A)    all payments required and in the order required by Section 8.6(i)(A) and (B), in each case without giving effect to the provisos stated therein;

(B)     pro rata and pari passu, (A) to the Hedge Counterparties, pro rata, any net payments and any amounts owed under clause (b)(ii) of the Gas Annex (as set forth in and defined in the related Hedge Agreement) (other than any termination amounts), and to MRTL as Hedge Counterparty under the MRTL Hedge Agreement, any MRTL Liquidity Charge Payment Amount (provided the Issuer has received written notice from MRTL of its calculation of such amount), due and payable by the Issuer, and (B) to the Noteholders, pro rata, based on the respective Note Interest due, the Note Interest;

(C)     pro rata and pari passu, (A) to the Noteholders, pro rata, the Outstanding Principal Balance, and (B) to the Hedge Counterparties, pro rata, any amounts due and payable by the Issuer under the related Hedge Agreements;

(D)    to the Noteholders, any remaining amounts owed under the Basic Documents;

(E)    pro rata and pari passu, to the Indenture Trustee, the Back-up Manager and the Manager, any amounts owed but not paid in accordance with clause (A) above; and

(F)    to the Issuer, all remaining amounts, free and clear of the lien of the Indenture.

(iii)    On or prior to the close of business on each Payment Determination Date, the Manager shall calculate all amounts required to be withdrawn from the Collection Account and distributed in accordance with the priority of payments under Section 8.6(i) and Section 8.6(ii) and shall provide such calculation to the Indenture Trustee as set forth in the Payment Date Report.

Section 8.7      Liquidity Reserve Account.

(a)     On the Closing Date, the Issuer shall cause an amount not less than the Liquidity Reserve Account Initial Deposit to be deposited by the Indenture Trustee into the Liquidity Reserve Account.

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(b)     If the amount on deposit in the Liquidity Reserve Account on any Payment Date (after giving effect to all deposits thereto or withdrawals therefrom on such Payment Date) is greater than the Liquidity Reserve Account Target Amount for such Payment Date, the Manager shall instruct the Indenture Trustee to withdraw such amount from the Liquidity Reserve Account and apply it as Available Funds for such Payment Date as set forth in the Payment Date Report.

(c)     Without duplication, in the event that the Available Funds for a Payment Date are not sufficient to make the full amount of the payments and deposits required pursuant to Sections 8.6(i)(A) through (C) on such Payment Date, the Manager shall instruct the Paying Agent on behalf of the Indenture Trustee to withdraw from the Liquidity Reserve Account on such Payment Date an amount equal to such shortfall, to the extent of funds available therein, and pay or deposit such amount according to the priorities set forth in Sections 8.6(i)(A) through (C). In addition, if Section 8.6(ii) applies, all amounts shall be withdrawn from the Liquidity Reserve Account and applied as provided in Section 8.6(ii), as set forth in the Payment Date Report.

(d)     Following the payment in full of the aggregate Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder to Noteholders and the Hedge Counterparties, any amount remaining on deposit in the Liquidity Reserve Account shall be distributed to the Issuer free and clear of the lien of this Indenture upon written direction to the Indenture Trustee by the Manager.

Section 8.8      Statements to Noteholders. On or prior to the close of business on each Payment Determination Date, the Issuer shall cause the Manager to provide to the Indenture Trustee for the Indenture Trustee to post on its internet website pursuant to Section 6.6 of the Indenture, a statement substantially in the form of Exhibit D hereto, setting forth at least the following information as to the Notes, to the extent applicable:

(a)     the amount of Collections and Asset Disposition Proceeds, if any, received in the Collection Account with respect to the related Collection Period;

(b)     confirmation of compliance with the terms of the Indenture and the other Transaction Documents;

(c)     other reports received or prepared by the Manager in respect of the Oil and Gas Portfolio and the hedging agreements;

(d)     the amount of Administrative Expenses, Direct Expenses and indemnity payments paid to each party or withheld by the Operator pursuant to the Joint Operating Agreement or the Management Services Agreement during the most recent Collection Period;

(e)     the amount of any fees paid to the Indenture Trustee, the Manager or the Back-up Manager with respect to the related Collection Period;

(f)     if any, the amount of any payment (including termination payments) paid to the Hedge Counterparties with respect to the related Collection Period;

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(g)     the amount deposited in or withdrawn from the Liquidity Reserve Account on such Payment Determination Date, the amount on deposit in the Liquidity Reserve Account after giving effect to such deposit or withdrawal and the Liquidity Reserve Account Target Amount for such Payment Date;

(h)     the Outstanding Principal Amount, the Principal Distribution Amount and the Excess Amortization Amount (if any), with respect to such Payment Determination Date;

(i)       the Note Interest with respect to such Payment Date;

(j)       the Excess Allocation Percentage (if any) with respect to such Payment Date;

(k)      the amount of the DSCR, the IO DSCR, the LTV, the Floor Value, the Production Tracking Rate and the Securitized Net Cash Flow, in each case with respect to the related Collection Period

(l)       the amounts on deposit in each Account as of the related Payment Determination Date;

(m)     amounts due and owing and paid to the Noteholders under the Note Purchase Agreement and other Basic Documents;

(n)     identification of any Assets repurchased by Diversified by Well number with respect to such Asset (as specified in the Schedule of Assets);

(o)     a listing of all Permitted Indebtedness outstanding as of such date;

(p)     the amount of any Excess Funds and AFE Cover Amounts utilized to participate in AFE Operations during the related Collection Period;

(q)     a listing of any Additional Assets acquired by the Issuer;

(r)      the amount of Asset Disposition Proceeds deposited in the Asset Disposition Proceeds Account;

(s)     on an annual basis such report shall include any change, set forth to the fourth decimal place, in the Net Revenue Interest or Working Interest with respect to any Well from the Net Revenue Interest or Working Interest reflected in the most recent Reserve Report, except to the extent already expressly identified in a report under this Section 8.8;

(t)      any material Environmental Liability of which Issuer, Operator, Manager or any Affiliate thereof obtained Knowledge since the most recent report delivered under this Section 8.8;

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(u)     the filing or commencement of, or the threat in writing of, any action, suit, investigation, arbitration or proceeding by or before any arbitrator or Governmental Body against Issuer, or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed), that, in either case, if adversely determined, could reasonably be expected to result in liability in excess of $250,000; and

(v)     a reasonably detailed description of any Permitted Dispositions.

Deliveries pursuant to this Section 8.8 or any other Section of this Indenture may be delivered by electronic mail.

Section 8.9        Risk Retention Disclosure.

(a)     Within thirty (30) calendar days following the Closing Date, the Indenture Trustee, based solely on information provided to it by Diversified, will make available to Noteholders and the Hedge Counterparties, a statement with valuations prepared by Diversified, and furnished to the Indenture Trustee by Diversified in accordance with the terms hereof, that will set forth the following information:

(i)        the fair value, expressed as a percentage of the fair value of all of the asset-backed securities issued by the Issuer on the Closing Date and by dollar amount, of the Risk Retained Interest retained by Diversified Holdings (or its majority-owned affiliate) as of the Closing Date, based on actual sale prices and finalized tranche sizes;

(ii)       the fair value, expressed as a percentage of the fair value of all of the asset-backed securities issued by the Issuer on the Closing Date and by dollar amount, of the horizontal risk retention interest that Diversified is required to retain under the U.S. Credit Risk Retention Rules as of the Closing Date; and

(iii)      in no event shall the Indenture Trustee have any responsibility to monitor compliance with or enforce compliance with U.S. Credit Risk Retention Rules or other rules or regulations relating to risk retention. The Indenture Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Noteholder or other party for violation of such rules now or hereinafter in effect.

Section 8.10     [Reserved].

Section 8.11     Original Documents. The Indenture Trustee agrees to hold any assignments of mortgage or deeds of trust that are part of the Collateral received by it. The Indenture Trustee shall keep such documents in its possession separate and apart from all other property that it is holding in its possession and from its own general assets. The Indenture Trustee shall keep records showing that it is holding such documents pursuant to this Indenture. Such documents shall be released by the Indenture Trustee to or at the direction of the Issuer upon the satisfaction and discharge of this Indenture.

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ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1        Supplemental Indentures with Consent of Noteholders and Hedge Counterparties.

(a)     The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, with the consent of the Majority Noteholders by Act of the Noteholders delivered to the Issuer and the Indenture Trustee, and with notice to each Hedge Counterparty (and the consent of any Hedge Counterparty if the rights of such Hedge Counterparty would be adversely affected in any material respect), and, to the extent the Notes are rated by any Rating Agency, written confirmation from such Rating Agency that no immediate withdrawal or reduction with respect to its then-current rating of any class of rated Notes will occur as a result, by Act of the Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i)        change the Final Scheduled Payment Date or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Redemption Price or Change of Control Redemption Price, as applicable, with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii)       reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)      modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv)     modify or alter the definitions of the terms “Available Funds,” “Equity Contribution Cure,” “Excess Allocation Percentage,” “Excess Amortization Amount,” “Excess Funds,” “Floor Value,” “Liquidity Reserve Target Amount,” “Majority Noteholders,” “Permitted Dispositions,” “Principal Distribution Amount,” “Production Tracking Rate,” “Rapid Amortization Event,” “Redemption Price,” “Reserve Report,” “Scheduled Principal Distribution Amount,” “Securitized Net Cash Flow,” “Warm Trigger Event,” “DSCR,” “IO DSCR” or “LTV”;

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(v)       reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.4;

(vi)     modify any provision of this Section 9.1 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vii)    modify Section 8.6 or modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

(viii)    permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; or

(ix)      except as provided in Section 5.4(a)(iv), liquidate the Assets when the proceeds of such sale would be insufficient to fully pay the Notes.

(b)     The Indenture Trustee shall rely exclusively on an Officer’s Certificate of the Issuer and an Opinion of Counsel to determine whether any such action would require the consent of the Majority Noteholders, the consent of all of the Noteholders or the consent of any Hedge Counterparty. The Indenture Trustee shall not be liable for reliance on such Officer’s

Certificate or Opinion of Counsel.

(c)     It shall not be necessary for any Act of Noteholders under this Section 9.1 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

(d)     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.1, the Indenture Trustee shall transmit to the Holders of the Notes, the Hedge Counterparties and, to the extent the Notes are rated by any Rating Agency, such Rating Agencies a notice (to be provided by the Issuer) setting forth in general terms the substance of such supplemental indenture and a copy of such supplemental indenture. Any failure of the Indenture Trustee to transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

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Section 9.2     Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be provided with and, subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Officer’s Certificate of the Issuer and an Opinion of Counsel stating that the execution of such supplemental indenture (i) is authorized or permitted by this Indenture and that all conditions precedent under this Indenture for the execution of the supplemental indenture have been complied with, (ii) will not cause the Issuer to become a corporation or another entity taxable as a corporation for U.S. federal income tax purposes, and (iii) will not cause the Notes that were characterized as indebtedness at issuance to be treated as other than indebtedness for U.S. federal income tax purposes; provided, that the Opinion of Counsel described in clause (ii) and clause (iii) will be subject to the same conditions, exclusions and limitations as any Opinion of Counsel with respect to such matters given upon the issuance of the Notes. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. To the extent any Rating Agency rates the Notes, the Indenture Trustee shall notify each such Rating Agency of the execution of any Supplemental Indentures. The Issuer shall notify the Back-Up Manager of any amendment to the Basic Documents that (x) modifies the duties of the Manager or Operator and (y) adversely affects or increases the duties of the Back-up Manager. No amendment to a Basic Document that adversely affects or increases the duties of the Back-Up Manager will be effective without the consent of the Back-Up Manager.

Section 9.3     Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Hedge Counterparties and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.4     Reference in Notes to Supplemental Indentures. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

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ARTICLE X

REDEMPTION OF NOTES

Section 10.1     Optional Redemption.

(a)     Subject to Section 10.1(b), the Outstanding Notes are subject to redemption in whole, but not in part (except in the case of a redemption pursuant to Section 9.1(a)), at the direction of the Issuer on the Redemption Date. If the Outstanding Notes, or some portion thereof, are to be redeemed pursuant to this Section 10.1(a), the Issuer shall furnish notice of such election to the Indenture Trustee not later than the close of business on the first (1st) Business Day of the month in which the Redemption Date occurs and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Paying Agent in the Collection Account the Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2 to each Holder of the Notes.

(b)     Upon the occurrence of a Change of Control, the Outstanding Notes are subject to redemption in whole, but not in part (except in the case of a redemption pursuant to Section 9.1(a)), at the discretion of the Issuer on the Redemption Date at the Change of Control Redemption Price. If the Outstanding Notes, or some portion thereof, are to be redeemed pursuant to this Section 10.1(b), the Issuer shall furnish notice of such election to the Indenture Trustee not later than the close of business on the ninetieth (90th) day subsequent to the date on which the Change of Control occurs and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Paying Agent in the Collection Account the Change of Control Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2 to each Holder of the Notes.

Section 10.2     Form of Redemption Notice. Following receipt by the Indenture Trustee of the Issuer’s notice of redemption in accordance with Section 10.1, such notice of redemption shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than ten (10) days prior to the applicable Redemption Date to each Holder of Notes affected thereby and each Hedge Counterparty, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address or facsimile number appearing in the Note Register. To the extent the Notes are rated by any Rating Agency, the Indenture Trustee shall provide a copy of such notice to each such Rating Agency.

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All notices of redemption shall state:

(a)     the Redemption Date;

(b)     the Redemption Price or Change of Control Redemption Price, as applicable; and

(c)     the place where such Notes are to be surrendered for payment of the Redemption Price or Change of Control Redemption Price, as applicable (which shall be the office or agency of the Issuer to be maintained as provided in Section 4.2).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

Section 10.3     Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption as required by Section 10.2, on the Redemption Date become due and payable at the Redemption Price or Change of Control Redemption Price, as applicable, and (unless the Issuer shall default in the payment of the Redemption Price or Change of Control Redemption Price, as applicable) no interest shall accrue on the Redemption Price or Change of Control Redemption Price, as applicable, for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price or Change of Control Redemption Price, as applicable.

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.1     Satisfaction and Discharge of Indenture With Respect to the Notes. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 4.1, 4.2, 4.3, 4.4, 4.8, 4.11, 4.12, 4.14 and 4.18, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 11.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(A)       either:

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(1)     all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.6 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.3) have been delivered to the Indenture Trustee for cancellation; or

(2)     all Notes not theretofore delivered to the Indenture Trustee for cancellation:

(I)       have become due and payable, or

(II)     are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (I) or (II) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be;

(B)     the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder; and

(C)     the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and, each meeting the applicable requirements of Section 12.1(a) and, subject to Section 12.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Section 11.2     Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 11.1 hereof shall be held on behalf of the Noteholders and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, (i) to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest and (ii) to the Hedge Counterparties, of all sums, if any, due or to become due to the applicable Hedge Counterparty under and in accordance with the Hedge Agreements; but such monies need not be segregated from other funds except to the extent required herein or in the Management Services Agreement or required by Law.

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Section 11.3     Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 4.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE XII

MISCELLANEOUS

Section 12.1     Compliance Certificates and Opinions, etc.

(a)     Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)    a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)    a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

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(iv)    a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Section 12.2     Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(a)     Any certificate or opinion of an authorized officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an authorized officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Manager or the Issuer, stating that the information with respect to such factual matters is in the possession of the Manager or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(b)     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(c)      Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 12.3     Acts of Noteholders.

(a)      Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of the Noteholders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 12.3.

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(b)     The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)     The ownership of Notes shall be proved by the Note Register.

(d)     Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 12.4     Notices, etc., to Indenture Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or Hedge Counterparties or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or the Hedge Counterparties is to be made upon, given or furnished to or filed with:

(i)     the Indenture Trustee by any Noteholder, by the Issuer or by any Hedge Counterparty shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be made via e-mail transmission, pdf, facsimile or overnight delivery) to or with a Responsible Officer of the Indenture Trustee at its Corporate Trust Office, or

(ii)     the Issuer by the Indenture Trustee, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: Diversified ABS LLC, at 1800 Corporate Drive, Birmingham, Alabama 35242, facsimile: (205) 408-0870, email: legalnotice@dgoc.com, with copies (which shall not constitute notice) to (i) Benjamin M. Sullivan, 414 Summers Street, Charleston, West Virginia 25301, email: bsullivan@dgoc.com, and (ii) Latham & Watkins LLP, Attention: David J. Miller, at 811 Main Street, Suite 3700, Houston, Texas 77002, facsimile: (713) 546-5401, email: david.miller@lw.com, or, in each case, at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Manager. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

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(iii)     the Manager by the Indenture Trustee, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: Diversified Production LLC, at 1800 Corporate Drive, Birmingham, Alabama 35242, facsimile: (205) 408-0870, email: legalnotice@dgoc.com, with copies (which shall not constitute notice) to (i) Benjamin M. Sullivan, 414 Summers Street, Charleston, West Virginia 25301, email: bsullivan@dgoc.com, and (ii) Latham & Watkins LLP, Attention: David J. Miller, at 811 Main Street, Suite 3700, Houston, Texas 77002, facsimile: (713) 546-5401, email: david.miller@lw.com, or, in each case, at any other address previously furnished in writing to the Indenture Trustee by the Manager. The Manager shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

(iv)     the Operator by the Indenture Trustee, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: Diversified Production LLC, at 1800 Corporate Drive, Birmingham, Alabama 35242, facsimile: (205) 408-0870, email: legalnotice@dgoc.com, with copies (which shall not constitute notice) to (i) Benjamin M. Sullivan, 414 Summers Street, Charleston, West Virginia 25301, email: bsullivan@dgoc.com, and (ii) Latham & Watkins LLP, Attention: David J. Miller, at 811 Main Street, Suite 3700, Houston, Texas 77002, facsimile: (713) 546-5401, email: david.miller@lw.com, or, in each case, at any other address previously furnished in writing to the Indenture Trustee by the Operator. The Operator shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

The Issuer’s obligation to deliver or provide any demand, delivery, notice, communication or instruction to any Person shall be satisfied if such demand, delivery, notice, communication or instruction is posted to the Indenture Trustee’s investor reporting website or such other website or distribution service or provider as the Issuer shall designate by written notice to the other parties; provided, however, that any demand, delivery, notice, communication or instruction to the Indenture Trustee shall be provided at its Corporate Trust Office in accordance with Section 12.4(i) hereof.

The Indenture Trustee shall promptly transmit (which may be via electronic mail) any notice received by it from the Noteholders to the Issuer, the Manager and the Hedge Counterparties.

Section 12.5     Notices to Noteholders and Hedge Counterparties; Waiver.

(a)     Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if posted to the Indenture Trustee’s investor reporting website, by electronic transmission or in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

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(b)     Where this Indenture provides for notice to Hedge Counterparties of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if posted to the Indenture Trustee’s investor reporting website, by electronic transmission or in writing and mailed, first-class, postage prepaid to each Hedge Counterparty affected by such event, at such Hedge Counterparty’s address as it appears on the Hedge Agreement, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Hedge Counterparties is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Hedge Counterparty shall affect the sufficiency of such notice with respect to other Hedge Counterparties, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

(c)     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

(d)     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Section 12.6     Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 12.7     Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.8     Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

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Section 12.9     Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.10     Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, the Hedge Counterparty and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture. Each Hedge Counterparty shall be a third-party beneficiary to this Indenture, but only to the extent this it has any rights expressly specified herein.

Section 12.11     Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due.

Section 12.12     GOVERNING LAW; CONSENT TO JURISDICTION. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT ANY MATTERS THAT RELATE TO REAL PROPERTY SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH PROPERTY IS LOCATED. EACH PARTY TO THIS INDENTURE SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY (a) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (b) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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Section 12.13     Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.14     Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 12.15     No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar Law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

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Section 12.16     Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by Law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 12.17     Waiver of Jury Trial. EACH OF THE ISSUER, EACH NOTEHOLDER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.18     Rating Agency Notice. To the extent the Notes are rated by any Rating Agency, in addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall, or shall cause the Manager to, upon written request, provide to each Rating Agency all information or reports delivered to the Indenture Trustee hereunder and such additional information as each Rating Agency may from time to time reasonably request. Any Act of the Noteholders or other documents provided or permitted by this Indenture, to be made upon, given or furnished to, or filed with each Rating Agency shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided if in writing to the applicable Rating Agency Contact.

Section 12.19     Rule 17g-5 Information.

(a)     To the extent the Notes are rated by any Rating Agency, the Issuer shall comply with its obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), if any, by its or its agent’s posting on the website required to be maintained under Rule 17g-5 (the “17g-5 Website”), no later than the time such information is provided to such Rating Agency, all information that the Issuer or other parties on its behalf, including the Indenture Trustee and the Manager, provide to each such Rating Agency for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes (the “17g-5 Information”); provided, that following the Closing Date, no party other than the Issuer, the Indenture Trustee or the Manager may provide information to a Rating Agency on the Issuer’s behalf without the prior written consent of the Issuer.

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(b)     To the extent that the Issuer is required to comply with Rule 17g-5, if any of the Issuer, the Indenture Trustee or the Manager is required to provide any information to, or communicate with, a Rating Agency in writing in accordance with its obligations under this Indenture or any other Basic Document, the Issuer, or the Manager, as applicable (or their respective representatives or advisers), shall promptly post, or cause to be posted, such information or communication to the 17g-5 Website. The Indenture Trustee will provide any information given to such Rating Agency to the Issuer and the Manager simultaneously with giving such information to such Rating Agency.

(c)     To the extent that the Issuer is required to comply with Rule 17g-5 and to the extent any of the Issuer, the Indenture Trustee or the Manager are engaged in oral communications with the Rating Agency, for the purposes of determining an initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, the party communicating with the Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly posted to the 17g-5 Website or (y) summarized in writing and the summary to be promptly posted to the 17g-5 Website (or with respect to the Indenture Trustee, in the case of either (x) or (y), delivered to the Issuer and the Manager for posting on the 17g-5 Website).

(d)     To the extent that the Issuer is required to comply with Rule 17g-5, all information to be made available to a Rating Agency hereunder shall be made available on the 17g-5 Website. In the event that any information is delivered or posted in error, the Issuer may remove it, or cause it to be removed, from the 17g-5 Website, and shall so remove promptly when instructed to do so by the Person that delivered such information. None of the Indenture Trustee, the Manager or the Issuer shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the 17g-5 Website. Access will be provided to any NRSRO upon receipt by the Issuer of an NRSRO certification from such NRSRO (which may be submitted electronically via the 17g-5 Website).

(e)     Notwithstanding the requirements herein, the Indenture Trustee shall have no obligation to engage in or respond to any oral communications, for the purposes of determining an initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, with a Rating Agency or any of its respective officers, directors or employees.

(f)     The Indenture Trustee shall not be responsible for determining compliance with 17g-5, maintaining the 17g-5 Website, posting any 17g-5 Information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5, or any other Law or regulation. In no event shall the Indenture Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5, or any other Law or regulation.

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(g)     The Indenture Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Rating Agency, any NRSRO, any of their agents or any other party. The Indenture Trustee shall not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Rating Agency, any NRSRO or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

(h)     Notwithstanding anything herein to the contrary, the maintenance by a third-party service provider of the 17g-5 Website shall be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other Law or regulation related thereto.

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IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

DIVERSIFIED ABS LLC

By:	/s/ Robert R. Hutson, Jr.
Name:	Robert R. Hutson, Jr.
Title:	Chief Executive Officer

[Signature Page to Indenture]

UMB BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Mark Heer
Name:	Mark Heer
Title:	Senior Vice President

UMB BANK, N.A., as Securities Intermediary

By:	/s/ Mark Heer
Name:	Mark Heer
Title:	Senior Vice President

[Signature Page to Indenture]

Execution Version

APPENDIX A

PART I - DEFINITIONS

All terms used in this Appendix shall have the defined meanings set forth in this Part I when used in the Basic Documents, unless otherwise defined therein.

“17g-5 Information” has the meaning specified in Section 12.19(a) of the Indenture.

“17g-5 Website” has the meaning specified in Section 12.19(a) of the Indenture.

“ABS Operating Agreement” means the Operating Agreement of Diversified ABS LLC, dated as of the Closing Date, as the same may be amended and supplemented from time to time.

“Act of the Noteholders” has the meaning specified in Section 12.3(a) of the Indenture.

“Additional Assets” means additional assets (similar to the Assets) purchased and acquired by the Issuer from any Person (including, for the avoidance of doubt, Diversified) for a mutually-agreeable purchase price substantially equivalent to the fair market value of such assets pursuant to an executed asset purchase agreement with representations, warranties and indemnification obligations of Diversified substantially the same as those in the Separation Agreement; provided that the terms of such asset purchase agreement are on the whole not materially less favorable than those that would be reasonably expected to be available from third parties on an arm’s-length basis, as determined in good faith by the Issuer.

“Administration Fees” has the meaning specified in the Management Services Agreement.

“Administrative Expenses” means, for any Payment Date, the expenses of the Issuer consisting of fees and out-of-pocket expenses payable or reimbursable to the Indenture Trustee, the Manager, the Back-up Manager and, to the extent that the Notes are rated by a Rating Agency, any such Rating Agency, and any third-party service provider hired by or on behalf of the Issuer (including, without limitation, amounts payable to any Observer and insurance premiums related to the Collateral), but not including any fees payable or expenses reimbursable to any third party in relation to the operation of the Oil and Gas Portfolio.

“AFE Cover Amounts” has the meaning specified in the Management Services Agreement.

“AFE Operations” has the meaning specified in the Management Services Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

App. A-1

“Agency Agreement” means the Gas Sales, Asset Management and Marketing Agreement, dated as of the Closing Date, by and between the Issuer and Diversified Energy Marketing, LLC.

“Annual Determination Date” means the Payment Determination Date in the month of February.

“Anti-Corruption Laws” means any Law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any Law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable Premium” means with respect to a Note at any time, as determined by the Issuer, the excess of:

(a)            the present value at such time of (i) 100% of the principal amount of the Note, plus (ii)   all required interest payments due on the Note through November 13, 2024 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such time, plus (iii) 50 basis points discounted to the redemption date on a semi- annual basis (assuming a 360 day year consisting of twelve 30 day months), over

(b)            the then Outstanding Principal Balance of such Note.

“Assumed Payments” means the aggregate amount of interest payments as would be due on each Payment Date on the Notes from the date immediately prior to the Exchange Date through November 13, 2024 (but excluding accrued but unpaid interest to the Exchange Date) if the Issuer were to pay interest on unpaid principal amounts (determined on the date immediately prior to the Exchange Date) of the Notes at an interest rate equal to (i) 5.00% per annum minus (ii) the interest rate per annum of the Future Notes (for the avoidance of doubt, the aggregate amount of Assumed Payments cannot be less than zero).

“Assets” means the Wellbore Interests and any Additional Assets, collectively.

“Asset Disposition Proceeds” has the meaning specified in Section 8.4(a) of the Indenture.

“Asset Disposition Proceeds Account” means the account designated as such, established and maintained pursuant to Section 8.2(b) of the Indenture.

“Asset Vesting Documents” means each of the Separation Agreement, the Plan of Division and the Statement of Division.

“Asset Purchase Period” has the meaning specified in Section 8.4(c) of the Indenture.

App. A-2

“Available Funds” means, with respect to any Payment Date, the sum of the following amounts, without duplication, with respect to the Assets in respect of the Collection Period preceding such Payment Date: (a) all Collections received and deposited into and available for withdrawal from the Collection Account prior to the applicable Determination Date relating to production in the calendar month that is two months or more prior to the Collection Period and adjustments relating to prior Collection Periods, (b) amounts on deposit in the Liquidity Reserve Account after giving effect to all other deposits and withdrawals thereto or therefrom on the Payment Date relating to such Collection Period in excess of the Liquidity Reserve Account Target Amount, (c) Investment Earnings for the related Payment Date, (d) all amounts received by the Indenture Trustee pursuant to Article V of the Indenture, (e) the net amount, if any, paid to the Issuer under the Hedge Agreements, and (f) the amount of any Equity Contribution Cure.

“Average Variation Margin” means, with respect to each Collection Period, the quotient of (x) the aggregate sum of the daily variation margin posted by MRTL (or that would have been required to have been posted by MRTL without taking into consideration any net or offsetting positions for contracts other than Futures Hedges) in connection with any and all futures contracts that MRTL enters into in order to hedge or transfer some, or all, of the risk associated with the Hedge Agreements entered into with the Issuer under the MRTL Hedge Agreement (the “Futures Hedges”), divided by (y) the actual number of days in such Collection Period. For the avoidance of doubt, the daily variation margin is the change of the market value of the then outstanding short Futures Hedges, between the close of the market on the prior business day and the close of the market on the business day for which the variation margin is being determined.

“Back-up Management Agreement” means the Back-up Management Agreement, dated as of the Closing Date, among the Issuer, the Manager, the Indenture Trustee and the Back-up Manager.

“Back-up Management Fee” means the fee payable to the Back-up Manager for services rendered during each Collection Period, determined pursuant to Section 4.1 of the Back-up Management Agreement.

“Back-up Manager” means AlixPartners, LLP, in its capacity as back-up manager under the Back-up Management Agreement, and any successor thereunder.

“Basic Documents” means the Indenture, each Joint Operating Agreement, the Separation Agreement, the Notes, the Management Services Agreement, the Back-up Management Agreement, the Note Purchase Agreement, the Holdings Pledge Agreement, the Plan of Division, the Statement of Division, the Hedge Agreements, the Agency Agreement, the ABS Operating Agreement, the Holdings Operating Agreement, the Intercreditor Acknowledgement, each Mortgage and other documents and certificates delivered in connection therewith.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws, or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

App. A-3

“Burden” shall mean any and all royalties (including lessors’ royalties and non-participating royalties), overriding royalties, reversionary interests, net profits interests, production payments and other burdens upon, measured by or payable out of production.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies in the State of New York or the state in which the Corporate Trust Office of the Indenture Trustee is located and are required or authorized by Law, regulation or executive order to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change of Control” has the meaning specified in the Management Services Agreement.

“Change of Control Applicable Premium” means with respect to a Note at any time, as determined by the Issuer, the excess of:

(a)            the present value at such time of (i) 100% of the principal amount of the Note, plus (ii)   all required interest payments due on the Note through November 13, 2024 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such time, plus (iii) 100 basis points discounted to the redemption date on a semi- annual basis (assuming a 360 day year consisting of twelve 30 day months), over

(b)            the then Outstanding Principal Balance of such Note.

“Change of Control Redemption Price” means, with respect to any redemption of Notes pursuant to Section 10.1(b) of the Indenture, (i) prior to November 13, 2024, an amount equal to 100% of the principal amount thereof, plus the Change of Control Applicable Premium, plus accrued and unpaid interest, if any, to, but not including, the Change of Control Redemption Date, and (ii) on or after November 13, 2024, an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

“Closing Date” or “Closing” shall mean November 13, 2019.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 8.2(a) of the Indenture.

App. A-4

“Collection Period” means, with respect to any Payment Date, the period from and including the first day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or with respect to the initial Payment Date, from but excluding the Cutoff Date) to and including the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs. Any amount stated as of the last day of a Collection Period shall give effect to the following applications as determined as of the close of business on such last day: (1) all applications of collections and (2) all distributions to be made on the related Payment Date.

“Collections” shall mean all amounts paid to the Issuer, the Manager (solely in its capacity as such) or the Back-up Manager from whatever source on or with respect to the Assets and all amounts paid to Operator from whatever source with respect to the Assets (subject in all respects to the expense and reimbursement provisions of the Joint Operating Agreement).

“Commission” means the U.S. Securities and Exchange Commission.

“Consents” means any approval, consent, ratification, waiver or other authorization from any Person that is required to be obtained in connection with the execution or delivery of the Separation Agreement or the consummation of the Separation.

“Contemplated Transactions” means (i) all of the transactions contemplated by the Separation Agreement, including: (a) the formation of the Issuer pursuant to the Separation Agreement and the transfer of the Wellbore Interests to Issuer by operation of law; (b) the execution, delivery, and performance of all instruments and documents required under the Separation Agreement; (c) the performance by the Issuer and Diversified of their respective covenants and obligations under the Basic Documents; and (d) the Issuer’s acquisition, ownership, and exercise of control over the Assets from and after Closing; and (ii) the Manager’s management of the Issuer contemplated by the Management Services Agreement.

“Contract” means any agreements and contracts (including joint operating agreements) to which the Issuer is a party.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Issuer’s respective Controlled Affiliates and (b) Diversified and its Controlled Affiliates.

“Corporate Trust Office” means the principal office of the Indenture Trustee at which at any particular time the Indenture shall be administered, which office at the date of execution of the Indenture is located at UMB Bank, N.A., 140 Broadway, Suite 4624, New York, New York 10005, e-mail: michele.voon@umb.com, or at such other address or electronic mail address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address or electronic mail address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

App. A-5

“Credit Risk Retention Rules” means risk retention regulations in 17 C.F.R. Part 246 as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in an adopting release or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Cutoff Date” means the close of business on November 11, 2019.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Notes” means the definitive, fully registered Notes, substantially in the form of Exhibit A to the Indenture.

“Direct Expenses” has the meaning specified in the Management Services Agreement.

“Diversified” shall mean Diversified Production, LLC.

“Diversified Corp” shall mean Diversified Gas & Oil Corporation.

“Diversified Holdings” shall mean Diversified ABS Holdings LLC.

“Diversified Parties” shall mean each of Diversified, Diversified Corp, Diversified Holdings and the Issuer. “Divestiture Date” shall have the meaning assigned to the term “Effective Date” in the Separation Agreement.

“DSCR” means, as of any Quarterly Determination Date, beginning with the Payment Date occurring in April 2020, an amount equal to (a) the Securitized Net Cash Flow for each of the three (3) immediately preceding Collection Periods, divided by (b) the sum of (i) the aggregate interest accrued on the Notes for each of such three (3) immediately preceding Payment Dates and any unpaid Note Interest on the Payment Date three (3) months prior to the Quarterly Determination Date, (ii) the aggregate Scheduled Principal Distribution Amount for each of such three (3) immediately preceding Payment Dates, and (iii) any unpaid Scheduled Principal Distribution Amounts on the Payment Date three (3) months prior to the Quarterly Determination Date.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the Laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating in one of the generic rating categories that signifies investment grade of Fitch or, to the extent Fitch does not rate the Notes, another NRSRO.

App. A-6

“Eligible Institution” means:

(a)  the corporate trust department of the Indenture Trustee; or

(b)  a depository institution or trust company organized under the Laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (A) a long-term unsecured debt rating of at least AA- or better by Fitch or, to the extent that Fitch does not rate the Notes, the equivalent or better by an NRSRO, or such other rating that is acceptable to the Majority Noteholders or (B) a certificate of deposit rating of at least F-1+ or better by Fitch or, to the extent that Fitch does not rate the Notes, the equivalent or better by an NRSRO, or such other rating that is acceptable to the Majority Noteholders and (ii) whose deposits are insured by the FDIC.

“Encumbrance” means any charge, equitable interest, privilege, lien, mortgage, deed of trust, production payment, collateral assignment, security interest, or other arrangement substantially equivalent to any of the foregoing.

“Environmental Law” means any law, ordinance, rule or regulation of any Governmental Authority relating to pollution or the protection of the environment, natural resources, or human health and safety (as it relates to exposure to Hazardous Materials).

“Environmental Liabilities” means any cost, damage, expense, liability, obligation, or other responsibility arising from or under either an Environmental Law or third party claims relating to the environment, and which relates to the ownership or operation of the Assets.

“Equity Contribution Cure” means on any date prior to the Final Scheduled Payment Date, Diversified’s contribution of equity to the Issuer made by depositing cash into the Collection Account, but not more than ten percent (10%) of the initial principal amount of the Notes in aggregate and no more frequently than twice (in aggregate) per calendar year.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Issuer under section 414 of the Code.

“ERISA Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made by the Issuer or any ERISA Affiliate or with respect to which the Issuer or any ERISA Affiliate may have any liability.

“Event of Default” has the meaning specified in Section 5.1(a) of the Indenture.

“Excess Allocation Percentage” means (a) with respect to any Payment Date prior to March 1, 2030, (i) if the DSCR as of such Payment Date is greater than or equal to 1.25 to 1.00, then 25%, (ii) if the DSCR as of such Payment Date is less than 1.25 to 1.00 but greater than or equal to 1.15 to 1.00, then 50%, and (iii) if the DSCR as of such Payment Date is less than 1.15 to 1.00, the Production Tracking Rate is less than 80%, or the LTV is greater than 85%, then 100%, and (b) with respect to any Payment Date on or after March 1, 2030, 100%.

App. A-7

“Excess Amortization Amount” means, with respect to any Payment Date, the Excess Allocation Percentage of the Available Funds for such Payment Date remaining after giving effect to the distributions in clauses (A) through (E) of Section 8.6(i) of the Indenture on such Payment Date; provided, that the Excess Amortization Amount as of any Payment Date shall not exceed the Outstanding Principal Balance as of such Payment Date (calculated after giving effect to the payments on such Payment Date contemplated by clauses (A) through (E) of Section 8.6(i) of the Indenture).

“Excess Funds” means, with respect to any Collection Period and the related Payment Date, the amounts, if any, available for distribution pursuant to Section 8.6(i) of the Indenture after the distributions pursuant to clauses (A) through (K) thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means an aggregate principal amount of Future Notes per $1,000 of Notes to be exchanged equal to the quotient of (1) (i) $1,000 plus (ii) an additional amount equal to the present value at the Exchange Date of all Assumed Payments computed using a discount rate equal to the Treasury Rate as of such Exchange Date plus 50 basis points discounted to the Exchange Date on a monthly basis (assuming a 360-day year consisting of twelve 30-day months); divided by (2) an amount equal to the lesser of (i) 1.00 and (ii) the initial purchase price offered to purchasers of the Future Notes per $1,000 in principal amount of such Future Notes divided by $1,000. For the avoidance of doubt the Exchange Rate cannot be less than $1,000.

“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of such corporation; with respect to any limited liability company, any of the officers listed previously with respect to a corporation or any managing member or sole member of the limited liability company; with respect to any partnership, any general partner thereof; and with respect to any other entity, a similar situated person.

“FATCA” means Sections 1471 through 1474 of the Code.

“FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements (including any intergovernmental agreements) thereunder or official interpretations thereof.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Scheduled Payment Date” means the Payment Date occurring in the month of January, 2037.

App. A-8

“Financial Asset” has the meaning given such term in Article 8 of the UCC. As used herein, the Financial Asset “related to” a security entitlement is the Financial Asset in which the entitlement holder (as defined in the New York UCC) holding such security entitlement has the rights and property interest specified in the New York UCC.

“Fitch” means Fitch Ratings, Inc., or any successor to the rating agency business thereof.

“Floor Value” means the value calculated in the most recent Reserve Report delivered pursuant to Section 8.5 of the Indenture consisting of the sum of (a) the discounted present value (using six percent (6.0%) discount rate) of the projected net cash flows from the hedged portion of the Oil and Gas Portfolio through the Final Scheduled Payment Date using the hedged commodity prices with respect thereto, and (b) the discounted present value (using six percent (6.0%) discount rate) of the projected net cash flows from the unhedged portion of the Oil and Gas Portfolio through the Final Scheduled Payment Date using floor prices of $35.00 per barrel for oil, $2.00 per mcf for gas, and $12.25 per barrel for natural gas liquids, in each case calculated on an annual basis (or, to the extent the Manager in its discretion obtains an updated Reserve Report prior to any otherwise scheduled annually updated Reserve Report, calculated on a more frequent basis to reflect the projected proceeds described in such updated Reserve Report).

“Governmental Authorization” means any approval, consent, license, permit, registration, variance, exemption, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

“Governmental Body” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Governmental Rule” means with respect to any Person, any Law, rule, regulation, ordinance, order, code, treaty, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Body binding on such Person.

“Grant” means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in, grant a right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of any item of Collateral or of any other property shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

App. A-9

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)  to purchase such indebtedness or obligation or any property constituting security therefor;

(b)  to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)  to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)  otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable Law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Agreement” means any master agreement and related schedules, annexes and confirmations entered into between the Issuer and a Hedge Counterparty (whether entered into as a new transaction or by novation of a transaction or agreement existing as of the Closing Date) with respect to any swap, forward, option, swaption, cap, future or derivative transaction or similar agreement, in each case whether cash or physical settlement, that is reasonably expected to hedge or mitigate the existing or anticipated commercial risk of the Issuer to one or more commodities.

“Hedge Collateral Accounts” has the meaning specified in Section 8.2(d) of the Indenture.

App. A-10

“Hedge Counterparty” [***].

“Hedge Counterparty Rating Requirements” means (i) with respect to a Noteholder (or an Affiliate of a Noteholder), as defined in the relevant Hedge Agreement; and (ii) with respect to any other Hedge Counterparty, an entity that either (A) maintains a long-term issuer default rating by at least two of the following: A- by Fitch, A- by S&P, and A3 from Moody’s or (B) provides an unconditional and irrevocable guarantee from a guarantor that meets the requirements in subclause (A) of this definition as principal debtor rather than as surety and directly enforceable by Issuer and that is governed by New York law.

“Hedge Percentage” has the meaning specified in Section 4.28 of the Indenture.

“Hedge Period” has the meaning specified in Section 4.28 of the Indenture.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Holdings Operating Agreement” means the Operating Agreement of Diversified Holdings, dated as of the Closing Date, as the same may be amended and supplemented from time to time.

“Holdings Pledge Agreement” means the Holdings Pledge Agreement, dated as of the Closing Date, between Diversified Holdings, the Issuer and the Indenture Trustee, for the benefit of the Noteholders, as amended from time to time.

“Hot Back-up Management Duties” shall have the meaning set forth in the Back-up Management Agreement.

“Hydrocarbons” means oil, gas, minerals, and other gaseous and liquid hydrocarbons or any combination of the foregoing.

“IFRS” means International Financial Reporting Standards.

“Indebtedness” means, with respect to any Person, at any time, without duplication,

(a)  its liabilities for borrowed money;

(b)  its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)  (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

App. A-11

(d)  all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)   all its liabilities (including delivery and payment obligations) under any Hedge Agreement of such Person; and

(g)  any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Indenture” shall mean the Indenture, dated as of the Closing Date, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Trustee” means UMB Bank, N.A., not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, Diversified and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, Diversified or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, Diversified or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Initial Hedge Strategy” has the meaning specified in Section 4.28 of the Indenture.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than five percent (5%) of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intercreditor Acknowledgement” means that certain Acknowledgment Agreement, dated November 13, 2019, by and between the Indenture Trustee and KeyBank National Association, as administrative agent for the lenders party to the KeyBank Facility, and acknowledged and agreed to by the Diversified Parties.

App. A-12

“Interest Accrual Period” means, with respect to any Payment Date, the period from and including the preceding Payment Date (or, in the case of the initial Payment Date, the Closing Date) up to, but excluding, the current Payment Date.

“Interest Rate” means 5.00%.

“Interpolated Rate” means, at any time, for any Collection Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined, jointly, by Munich Re and the Manager, (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Collection Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Collection Period, in each case, at such time.

“Investment Earnings” means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Issuer Accounts to be deposited into the Collection Account on such Payment Date pursuant to Section 8.2(b) of the Indenture.

“Investment Letter” has the meaning specified in Section 2.4(c) of the Indenture.

“Investments” means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

“IO DSCR” means, as of any Quarterly Determination Date, beginning with the Payment Date occurring in April 2020, an amount equal to (a) the Securitized Net Cash Flow for each of the three (3) immediately preceding Collection Periods, divided by (b) the aggregate Note Interest with respect to the Notes over such three (3) immediately preceding Payment Dates.

“Issuer” means Diversified ABS LLC, a Delaware limited liability company.

“Issuer Account Property” means the Issuer Accounts, all amounts and investments held from time to time in any Issuer Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Issuer Accounts” shall have the meaning specified in Section 8.2(e) of the Indenture.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its authorized officers and delivered to the Indenture Trustee.

App. A-13

“Joint Operating Agreement” means, as applicable, the Joint Operating Agreement, dated as of the date hereof, by and between the Operator, and the Issuer, and any other Joint Operating Agreement between the Operator and the Issuer.

“KeyBank Facility” means the loan facility made under the Amended, Restated and Consolidated Revolving Credit Agreement, dated as of December 7, 2018, among Diversified Corp, as borrower, KeyBank National Association, as administrative agent, and the lenders party thereto.

“Knowledge” means, with respect to any Diversified Party, the actual knowledge (following reasonable inquiry of direct reports) of any Executive Officer.

“Law” means any applicable United States or foreign, federal, state, regional, or local statute, law, code, rule, treaty, convention, order, decree, injunction, directive, determination or other requirement and, where applicable, any legally binding interpretation thereof by a Governmental Body having jurisdiction with respect thereto or charged with the administration or interpretation thereof (including, without limitation, any Governmental Rule).

“Leases” means the leases described on Exhibit C to the Separation Agreement.

“LIBO Screen Rate” means, for any day and time, with respect to any applicable Collection Period, the one-year London interbank offered rate (rounded upwards, if necessary, to the next 1/100 of 1%) as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for dollars) for a period equal in length to such Collection Period as displayed on such day and time on the Bloomberg Screen (US0001M Index Page, US0002M Index Page, US0003M Index Page or US0006M Index Page, as applicable) as the London interbank offered rate for United States dollar deposits or, in the event such rate does not appear on such screen, on any successor or substitute screen that displays such rate, or on the appropriate page or screen of such other information service that publishes such rate from time to time as shall be selected, jointly, by Munich Re and the Manager, in their reasonable discretion; provided that, if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“LIBOR” means for any applicable Collection Period, the LIBO Screen Rate on the specified date two (2) Business Days prior to the commencement of such Collection Period; provided that LIBOR shall never be less than 0.0% and; provided further, if the LIBO Screen Rate shall not be available at such time for such Collection Period (an “Impacted Collection Period”) then LIBOR shall be the greater of 0.0% and the Interpolated Rate.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Liquidity Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.2(c) of the Indenture.

“Liquidity Reserve Account Initial Deposit” means cash or Permitted Investments having a value equal to the expected Note Interest and Senior Transaction Fees for the seven (7) Payment Dates following the Closing Date plus fifty percent (50%) of the expected Note Interest for the eighth Payment Date following the Closing Date, as determined by the Manager.

App. A-14

“Liquidity Reserve Account Required Balance” means an amount equal to 50% of the Liquidity Reserve Account Initial Deposit.

“Liquidity Reserve Account Target Amount” with respect to any Payment Date, an amount equal to the expected Note Interest and Senior Transaction Fees for the seven (7) Payment Dates following such Payment Date plus fifty percent (50%) of the expected Note Interest for the eighth Payment Date following such Payment Date, as determined by the Manager; but in no event less than the Liquidity Reserve Account Required Balance.

“LTV” means, as of any Annual Determination Date, an amount equal to (a) the excess of the Outstanding Principal Balance as of such date of determination over the amount then on deposit in the Collection Account divided by (b) the Floor Value as of such date of determination.

“Majority Noteholders” means Noteholders (other than any Diversified Party and each of their Affiliates) representing greater than fifty percent (50%) of the aggregate Outstanding Amount of Notes.

“Management Services Agreement” means the Management Services Agreement, dated as of the Closing Date, between the Manager and the Issuer, as amended from time to time.

“Manager” means Diversified Production LLC, in its capacity as manager under the Management Services Agreement, and any successor thereunder.

“Material” with respect to any Person means material in relation to the business, operations, affairs, financial condition, assets or properties of such Person.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, affairs, assets, properties, prospects, financial condition or results of operation of any Diversified Party, (ii) the validity, priority or enforceability of the Liens on the Collateral, taken as a whole, (iii) the ability of any Diversified Party, the Manager or the Operator to perform any material obligation under any Basic Document to which it is a party, (iv) the ability of the Indenture Trustee to enforce any Diversified Party, the Manager or the Operator obligations under the Basic Documents to which such person is a party in any material respect, or (v) the validity or enforceability against any Diversified Party, the Manager or the Operator of any Basic Document to which such person is a party.

“Material Manager Default” has the meaning specified in the Management Services Agreement.

“Moody’s” means Moody Investors Service, Inc., or any successor to the rating agency business thereof.

“Morningstar” means Morningstar Credit Ratings, LLC, or any successor to the rating agency business thereof.

App. A-15

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Indenture Trustee, for the benefit of the Indenture Trustee, the Noteholders and the Hedge Counterparties, on real property of the Issuer, including any amendment, restatement, modification or supplement thereto.

“MRTL” means Munich Re Trading LLC.

“MRTL Hedge Agreement” means that certain 2002 ISDA Master Agreement, by and between MRTL and the Issuer, dated November 13, 2019, including any related schedule and credit support annex, and as the same may be amended, supplemented or modified from time to time.

“MRTL Liquidity Charge” means an amount, determined in arrears, for each Collection Period equal to the product of (x) the absolute value of the Average Variation Margin for such Collection Period, multiplied by (y) the sum of LIBOR (for such Collection Period) plus 50 basis points, multiplied by (z) 30/360.

“MRTL Liquidity Charge Payment Amount” means the MRTL Liquidity Charge for the relevant Payment Date net of any payments due by MRTL under the MRTL Hedge Agreement.

“Multiemployer Plan” means any ERISA Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Munich Re” means Munich Re Reserve Risk Financing, Inc.

“NAIC” means the National Association of Insurance Commissioners.

“Net Revenue Interest” means, for any Well, the holder’s share of the Hydrocarbons produced, saved and marketed therefrom (after satisfaction of all Burdens).

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by Diversified or the Issuer primarily for the benefit of employees of Diversified or the Issuer residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Interest” means, with respect to any Payment Date, an amount equal to the sum of (i) interest accrued during the Interest Accrual Period at the Interest Rate with respect to the Notes on the Outstanding Principal Balance plus (ii) any accrued and unpaid Note Interest from prior Payment Dates, together with, to the extent permitted by Law, interest thereon at such Interest Rate during the Interest Accrual Period, calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Note Purchase Agreement” means the Note Purchase Agreement, dated the Closing Date, among the Issuer, Diversified, Diversified Holdings and the Purchasers (as may be further modified, amended or supplemented).

App. A-16

“Note Register” has the meaning specified in Section 2.5(a) of the Indenture.

“Note Registrar” has the meaning specified in Section 2.5(a) of the Indenture.

“Noteholder” means the Person in whose name a Note is registered in the Note Register.

“Noteholder FATCA Information” means, with respect to any Noteholder, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means, with respect to any Noteholder, properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

“Notes” means the 5.00% Notes, substantially in the form of Exhibit A to the Indenture.

“NRSRO” means any nationally recognized statistical rating agency recognized as such by the Commission.

“Observer” means any party engaged by or on behalf of the Issuer in accordance with the Back-up Management Agreement.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means in the case of the Issuer, a certificate signed by a Responsible Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.1 of the Indenture, and delivered to the Indenture Trustee (unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of a Responsible Officer of the Issuer), and in the case of the Manager or the Back-up Manager, a certificate signed by a Responsible Officer of the Manager or the Back-up Manager, as applicable.

“Oil and Gas Portfolio” means, as of any date of determination, all Assets then held by the Issuer.

“Operating Expenses” means the amounts chargeable to the Joint Account (as defined in the Joint Operating Agreement) with respect to Issuer’s interest. Operating Expenses excludes any amounts otherwise paid by Issuer under the Basic Documents and any internal general and administrative expenses of Issuer.

App. A-17

“Operator” means Diversified Production LLC, in its capacity as operator under the Joint Operating Agreement, and any successor thereunder.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be an employee of or counsel to the Issuer (if satisfactory to the addressees of such opinion) and who shall be satisfactory to the addressees of such opinion, and which opinion or opinions if addressed to the Indenture Trustee, shall comply with any applicable requirements of Section 12.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee.

“Optional Redemption” means the redemption of the Notes by the Issuer in accordance with Section 10.1 of the Indenture.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Organizational Documents” of any entity shall mean (a) in the case of a corporation, the articles or certificate of incorporation (or the equivalent of such items under state Law) and the bylaws of such corporation, (b) in the case of a limited liability company, the certificate or articles of existence or formation and the operating agreement of such limited liability company, (c) in the case of a limited partnership, the certificate of formation and limited partnership agreement of such limited partnership and the Organizational Documents of the general partner of such limited partnership, and (d) any equivalent documents to the foregoing under the state Law where such entity was organized or formed.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(a)  Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b)  Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given or waived pursuant to this Indenture or provision for such notice or waiver has been made which is satisfactory to the Indenture Trustee); and

(c)   Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided, that in determining whether the Holders of the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, Diversified or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee has actual knowledge are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, Diversified or any Affiliate of any of the foregoing Persons.

App. A-18

“Outstanding Amount” means the aggregate principal amount of all Notes outstanding at the date of determination.

“Outstanding Principal Balance” means, as of any date of determination, the Initial Principal Balance of the Notes less the sum of all amounts distributed to the Noteholders on or prior to such date in respect of principal, including with respect to any redemption of Notes.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account including payments of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means, with respect to each Collection Period, the 15th day of the following month or, if such day is not a Business Day, the immediately following Business Day. The initial Payment Date will be February 15, 2020.

“Payment Date Compliance Certificate” means the certificate delivered pursuant to Section 7.1(e) of the Indenture.

“Payment Date Report” means a certificate of the Manager delivered pursuant to Section 8.6 of the Indenture.

“Payment Determination Date” means, with respect to any Payment Date, two (2) Business Days immediately preceding such Payment Date.

“Permitted Dispositions” means the sale, or exchange for Additional Assets, of Assets by the Issuer at a price or value equal to fair market value at the time of such sale or exchange, subject to the following limitations:

(a) the aggregate amount of Assets sold or exchanged does not exceed 25% of the initial purchase price of the Assets;

(b) the aggregate amount of Assets sold to any Affiliate of Diversified does not exceed 5% of the value of the Assets;

(c) the selection procedures used in selecting such Assets would not reasonably be expected to be materially adverse to the Noteholders;

App. A-19

(d) the DSCR shall not be less than 1.30 to 1.00, the IO DSCR shall not be less than 2.00 to 1.00 and the LTV shall not be greater than 85% on a pro forma basis after giving effect to such sale or exchange and the application of the proceeds therefrom to the purchase of Additional Assets or the repayment Notes, as applicable;

(e) to the extent that any Rating Agency rates the Notes, the Rating Agency Condition shall have been satisfied; and

(f)  no sale, or exchange for Additional Assets, of Assets may occur during the continuance of any Default, Event of Default, or Rapid Amortization Event.

“Permitted Indebtedness” shall have the meaning specified in Section 4.21 of the Indenture.

“Permitted Investments” means (i) direct obligations of the United States of America or any agency thereof, or shares of money market funds that invest solely in such obligations, (ii) obligations fully guaranteed by the United States of America and certificates of deposit issued by, or bankers’ acceptances of, or time deposits, demand deposits or overnight deposits with, any bank, trust company or national banking association incorporated or doing business under the Laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $250,000,000, (iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the Laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by S&P or Moody’s (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organizations and (iv) money market funds which (a) invest primarily in obligations of the United States of America or any agency thereof, corporate bonds, certificates of deposit, commercial paper rated AAAmmf or better by Fitch and P-1 or better by Moody’s, repurchase agreements, time deposits, asset-backed securities, mortgage-backed securities, banker’s acceptances, municipal bonds, and floating rate and variable rate securities and (b) have a rating assigned to such fund by Moody’s, or Fitch equal to “AAAmmf”, or “AAA/V-1+”, respectively, or better. In no event shall any investment be eligible as a “Permitted Investment” unless the final maturity or date of return of such investment is thirty-one (31) days or less from the date of purchase thereof.

“Permitted Liens” shall have the meaning assigned to the term “Permitted Encumbrance” in the Separation Agreement.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” means instruments within the meaning of Section 9-102(a)(47) of the UCC and certificated securities within the meaning of Section 8-102 of the UCC.

“Placement Agent” means Guggenheim Securities, LLC, as placement agent.

App. A-20

“Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (b) “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code; (c) entity or account whose underlying assets are deemed to include “plan assets” (within the meaning of the Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) or (d) plan, entity or account that is subject to any U.S. federal, state, non-U.S. or local Law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Plan of Division” shall have the meaning assigned to such term in the Separation Agreement.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.6 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Distribution Amount” means, as of any Payment Date, (1) prior to the occurrence of a Rapid Amortization Event, the Scheduled Principal Distribution Amount plus any unpaid Scheduled Principal Distribution Amounts from prior Payment Dates, and (2) on or after the occurrence of a Rapid Amortization Event, all Available Funds for such Payment Date after giving effect to the distributions in clauses (A) through (D) of Section 8.6(i) of the Indenture on such Payment Date; provided, that the Principal Distribution Amount as of any Payment Date shall not exceed the Outstanding Principal Balance as of such Payment Date.

“Private Letter Rating” means a letter delivered by a Rating Agency with respect to the Notes that includes the following elements:

(a) The rating on the Notes with specific reference to any private placement number(s) issued for the Notes by Standard & Poor’s CUSIP Service Bureau or other information that uniquely identifies the Notes, including coupon and maturity;

(b) A statement that the rating of the Notes will be maintained and a rating letter will be produced at least once every calendar year;

(c) A statement that the rating encompasses the expectation of timely payment of principal and interest as scheduled; and

(d) A statement that such letter may be shared with the holders’ regulatory and self-regulatory bodies (including the SVO of the NAIC) and auditors of the holder of the Notes without need for a non-disclosure agreement with the Rating Agency.

“Proceeding” means any suit in equity, action at Law or other judicial or administrative proceeding.

App. A-21

“Production Tracking Rate” means, with respect to any Semi-Annual Determination Date beginning with the Payment Date occurring in July 2020, the quotient of (a) the aggregate production volume with respect to the Oil and Gas Portfolio actually realized over the six (6) calendar months immediately preceding such date of determination over (b) the aggregate production volume with respect to the Oil and Gas Portfolio projected in the most recent Reserve Report for the six (6) corresponding calendar months.

“Purchaser” or “Purchasers” means the purchasers listed on Schedule B to the Note Purchase Agreement.

“Quarterly Determination Date” means the Payment Determination Dates in the months of January, April, July and October.

“Rapid Amortization Event” means the occurrence of (i) any Event of Default under the Indenture, (ii) a Warm Trigger Event or (iii) any Material Manager Default under the Management Services Agreement.

“Rating Agency” means (i) each of Fitch and Morningstar and (ii) if none of Fitch or Morningstar issues a senior unsecured long-term debt rating, corporate credit rating or issuer rating for the applicable Person or fails to make such rating publicly available, a “nationally recognized statistical rating organization” registered under the Exchange Act that is consented to by the

Majority Noteholders.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency then rating a class of Notes shall have received five (5) Business Days’ (or such shorter period as shall be acceptable to each Rating Agency) prior written notice and shall not have notified the Issuer that such action will result in a downgrade or withdrawal of the then current rating on any class of Notes.

“Rating Agency Contact” shall mean in the case of Morningstar, absmonitoring@morningstar.com, and in the case of Fitch, latamsfsurveillance@fitchratings.com.

“Record Date” means, with respect to a Payment Date or Redemption Date, the last day of the immediately preceding calendar month.

“Redemption Date” means, (i) in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture, the Payment Date specified by the Issuer pursuant to Section 10.1(a) of the Indenture, and (ii) in the case of a redemption of the Notes pursuant to Section 10.1(b) of the Indenture, any Payment Date within 90 days of the triggering Change of Control, as specified by the Issuer pursuant to Section 10.1(b) of the Indenture.

“Redemption Price” means, with respect to any redemption of Notes pursuant to Section 10.1(a) of the Indenture, (i) prior to November 13, 2024, an amount equal to 100% of the principal amount thereof, plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, and (ii) on or after November 13, 2024, an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

App. A-22

“Related Fund” means, with respect to any Holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Reserve Report” means initially the Separation Agreement Reserve Report and upon delivery of the updated reserve report required with respect to the Assets pursuant to Section 8.5 of the Indenture, a reserve report in form and substance substantially similar to the Separation Agreement Reserve Report (as adjusted for new information) and otherwise reasonably acceptable to the Majority Noteholders, setting forth as of the date of the report the oil and gas reserves of the Issuer, together with a projection of the rate of production and future net income, Taxes, Operating Expenses and capital expenditures with respect to the Assets as of that date based on good faith and reasonable economic assumptions provided by the Manager, containing customary assumptions, qualifications and exclusions, and prepared by Wright & Company, Inc. or another nationally recognized independent petroleum engineering firm reasonably acceptable to the Majority Noteholders; provided, that upon the reasonable request of the Majority Noteholders, the Majority Noteholders may, at their sole expense, independently audit the economic assumptions provided by the Manager.

“Responsible Officer” means, (x) with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer, employee or other person of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, who shall have direct responsibility for the administration of this Indenture, (y) with respect to the Issuer any officer, including any president, vice president, secretary or any other officer performing functions similar to those performed by such officers, and (z) with respect to Diversified Corp or Diversified, any officer, including any president, vice president, secretary or any other officer performing functions similar to those performed by such officers.

“Risk Retained Interest”: The limited liability company interests in the Issuer representing, at the Closing Date, a fair value of not less than five percent (5%) of the fair value of all “ABS interests” (as defined in the U.S. Credit Risk Retention Rules) of the Issuer, determined using a fair value measurement framework under GAAP.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 17g-5” has the meaning specified in Section 12.19(a) of the Indenture.

“Schedule of Assets” shall mean Exhibit B to the Separation Agreement specifying the Assets being transferred, as such Schedule may be amended from time to time.

App. A-23

“Scheduled Principal Distribution Amount” means, as of any date of determination, the amount indicated on Schedule B to the Indenture with respect to such date.

“Securities” or “Security” shall have the meaning specified in section 2(a)(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” shall have the meaning specified in Section 8.2(f) of the Indenture.

“Securitized Net Cash Flow” means, with respect to any Collection Period, the sum of the aggregate proceeds of the Oil and Gas Portfolio deposited in the Collection Account during such Collection Period, the aggregate of the Equity Contribution Cures, if any, deposited in the Collection Account during such Collection Period, and the net proceeds of any Hedging Agreements received by the Issuer during such Collection Period in excess of amounts payable pursuant to clauses (ii)(A) and (B) of Section 8.6 of the Indenture with respect to such Collection Period.

“Semi-Annual Determination Date” means the Payment Determination Dates in the months of January and July.

“Senior Financial Officer” means, with respect to Diversified, the chief financial officer, principal accounting officer, treasurer or comptroller (or any other officer holding a title or role similar to any of the foregoing) of Diversified.

“Senior Transaction Fees” means any fees or expenses payable pursuant to clauses (i)(A) and (B) of Section 8.6 of the Indenture.

“Separation” shall have the meaning assigned to such term in the Separation Agreement.

“Separation Agreement” means the Separation Agreement, dated as of the Closing Date, between Diversified and the Issuer.

“Separation Agreement Reserve Report” means that certain evaluation of oil and gas reserves prepared for Diversified Gas & Oil Plc by Wright & Company, Inc. effective May 1, 2019 (Job 19.2056), with respect to the Assets.

“Similar Law” means any U.S. federal, state, non-U.S. or local Law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Standard & Poor’s” or “S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“State” means any one of the 50 States of the United States of America or the District of Columbia.

App. A-24

“Statement of Division” shall have the meaning assigned to such term in the Separation Agreement.

“State Sanctions List” means a list that is adopted by any state Governmental Body within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a fifty percent (50%) interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a

“Subsidiary” is a reference to a Subsidiary of the Issuer.

“SVO” means the Securities Valuation Office of the NAIC.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Tax” or “Taxes” means any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, assessments, and other governmental charges imposed by any Governmental Body, including income, profits, franchise, withholding, employment, social security (or similar), disability, occupation, ad valorem, property, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, unemployment, severance, compensation, utility, stamp, occupation, premium, windfall profits, transfer, gains, production and excise taxes, and customs duties, together with any interest, penalties, fines or additions thereto.

“Threatened” means a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) to a Diversified Party or any officers, directors, or employees of a Diversified Party that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

“Transferor Certificate” has the meaning specified in Section 2.4(c) of the Indenture.

App. A-25

“Treasury Rate” means, in respect of any date of redemption of Notes pursuant to Section 10.1 of the Indenture, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the applicable Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 13, 2024; provided, however, that if the period from the Redemption Date to November 13, 2024, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will (1) calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable Redemption Date and (2) prior to such Redemption Date file with the Indenture Trustee an Officers’ Certificate setting forth the Applicable Premium and the

Treasury Rate and showing the calculation of each in reasonable detail.

“Treasury Regulations” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“U.S. Economic Sanctions Laws” means those Laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Person” means:

(a)  a citizen or resident of the United States for U.S. federal income tax purposes;

(b)  an entity treated as a corporation or partnership for U.S. federal income tax purposes, except to the extent provided in applicable U.S. Department of Treasury regulations, created or organized in or under the Laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes;

(c) an estate the income of which is subject to U.S. federal income taxation regardless of its source;

App. A-26

(d)   an entity treated as a trust for U.S. federal income tax purposes if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

(e)  to the extent provided in applicable U.S. Department of Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

“Warm Back-up Management Duties” shall have the meaning set forth in the Back-up Management Agreement.

“Warm Trigger Event” will be continuing as of any Payment Date for so long as (i) the DSCR as of such Payment Date is less than 1.15 to 1.00, (ii) the Production Tracking Rate as of such Payment Date is less than eighty percent (80%) or (iii) the LTV as of such Payment Date is greater than eighty-five percent (85%).

“Wellbore Interests” has the meaning specified in the Separation Agreement.

“Wells” has the meaning specified in the Separation Agreement.

“Working Interest” means, for any Well, that share of costs and expenses associated with the exploration, maintenance, development, and operation of such Well that the holder of the interest is required to bear and pay.

App. A-27

PART II - RULES OF CONSTRUCTION

(A) Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

(B) “Hereof,” etc.: The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic

Document unless otherwise specified. The word “or” is not exclusive.

(C) Use of “related” as used in this Appendix and the Basic Documents, with respect to any Payment Date, the “related Payment Determination Date,” the “related Collection Period,” and the “related Record Date” will mean the Payment Determination Date, the Collection Period, and the Record Date, respectively, immediately preceding such Payment Date. With respect to the Divestiture Date, the “related Cutoff Date” will mean the Cutoff Date established for the closing of the transfer of Assets on the Divestiture Date.

(D) Amendments. Any agreement or instrument defined or referred to in the Basic Documents or in any instrument or certificate delivered in connection herewith shall mean such agreement or instrument as from time to time amended, modified or supplemented and includes references to all attachments thereto and instruments incorporated therein.

(E) Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

(F) Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

(G) UCC References. References to sections or provisions of Article 9 of the UCC in any of the Basic Documents shall be deemed to be automatically updated to reflect the successor, replacement or functionally equivalent sections or provisions of Revised Article 9, Secured Transactions (2000) at any time in any jurisdiction which has made such revised article effective.

App. A-28

SCHEDULE A

Schedule of Assets

[**Omitted**]

Sch. A

SCHEDULE B

Scheduled Principal Distribution Amounts

[**Omitted**]

Sch. B

SCHEDULE 3.3

Schedule of Legal Proceedings and Orders

[**Omitted**]

Sch. 3.3

SCHEDULE 3.4(b)

Schedule of Compliance with Laws and Governmental Authorizations

[**Omitted**]

Sch. 3.4(b)

SCHEDULE 3.7

Schedule of Employee Benefit Plans

[**Omitted**]

Sch. 3.7

EXHIBIT A

FORM OF NOTE

[**Omitted**]

Ex. A-1

EXHIBIT B

FORM OF TRANSFEROR CERTIFICATE

[**Omitted**]

Ex. B-1

EXHIBIT C

FORM OF INVESTMENT LETTER

[**Omitted**]

Ex. C-1

EXHIBIT D

FORM OF STATEMENT TO NOTEHOLDERS

[**Omitted**]

Ex. D-1